SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

Amendment No. 2

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Commission File Number: 333-169818

PUB CRAWL HOLDINGS, INC.

(Exact name of small Business Issuer as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	7310 (Primary Standard Industrial Classification Code Number)	27-2758155 (I.R.S. Employer Identification Number)

3930 Ingraham Street #101

San Diego, CA 92109

(619) 508-9000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Paracorp Incorporated

318 N. Carson Street #208

Carson City, NV 89701

 (Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Carrillo Huettel, LLP

3033 Fifth Avenue, Suite 201

San Diego, CA  92103

(619) 399-3090

From time to time after the effective date of this Registration Statement.

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  X .

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.      .

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.      .

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.      .

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	.	Accelerated filer	.
Non-accelerated filer	. (Do not check if a smaller reporting company)	Smaller reporting company	X .

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Offering Price Per Share	Aggregate Offering Price (1)	Amount of Registration Fee (1)
Common Stock, $0.001 par value per share	3,000,000	$0.05	$150,000	$10.70

(1)

Estimated solely for purposed of calculating the registration fee under Rule 457(a) and (o) of the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold (except pursuant to a transaction exempt from the registration requirements of the Securities Act) until this Registration Statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated January __, 2011

PROSPECTUS

PUB CRAWL HOLDINGS, INC.

3930 Ingraham Street #101

San Diego, CA 92109

(619) 508-9000

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

3,000,000 SHARES OF COMMON STOCK

This is the initial offering of Common Stock of Pub Crawl Holdings, Inc. We are offering for sale a total of 3,000,000 shares of Common Stock at a fixed price of $0.05 per share. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The offering is being conducted on a self-underwritten, best efforts basis, which means our President and Chief Executive Officer, Peter Kremer, will attempt to sell the shares. This Prospectus will permit our President and Chief Executive Officer to sell the shares directly, with no commission or other remuneration payable to him for any shares he may sell. Mr. Kremer will sell the shares and intends to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. The shares will be offered at a fixed price of $0.05 per share for a period of one hundred and eighty (180) days from the effective date of this prospectus, unless extended by our board of directors for an additional 90 days.

	Offering Price to the Public Per Share	Commissions	Net Proceeds to Company After Offering Expenses (10% of Shares Sold)	Net Proceeds to Company After Offering Expenses (50% of Shares Sold)	Net Proceeds to Company After Offering Expenses (100% of Shares Sold)
Common Stock	$0.05	Not Applicable	$0.00	$44,500	$119,500
Total	$0.05	Not Applicable	$0.00	$44,500	$119,500

Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment. Our independent registered public accountant has issued an audit opinion for Pub Crawl Holdings, Inc., which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

There currently is no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our Common Stock is not traded on any exchange or on the over-the-counter market. There can be no assurance that our Common Stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS” ON PAGES 8 THROUGH 15 BEFORE BUYING ANY SHARES OF PUB CRAWL HOLDINGS, INC.’S COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

You should rely only on the information contained or incorporated by reference to this prospectus in deciding whether to purchase our Common Stock. We have not authorized anyone to provide you with information different from that contained in this prospectus. Under no circumstances should the delivery to you of this prospectus or any sale made pursuant to this prospectus create any implication that the information contained in this prospectus is correct as of any time after the date of this prospectus. To the extent that any facts or events arising after the date of this prospectus, individually or in the aggregate, represent a fundamental change in the information presented in this prospectus, this prospectus will be updated to the extent required by law.

PROSPECTUS SUMMARY

The following summary highlights material information contained in this prospectus. This summary does not contain all of the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the risk factors section, the financial statements and the notes to the financial statements. You should also review the other available information referred to in the section entitled “Where You Can Find More Information” in this prospectus and any amendment or supplement hereto. Unless otherwise indicated, the terms the “Company,” “PCHI,” “we,” “us,” and “our” refer and relate to Pub Crawl Holdings, Inc.

The Company Overview

Pub Crawl Holdings, Inc. was incorporated in the state of Nevada on May 27, 2010. On June 14, 2010, the Company entered into an Assignment Agreement (the "Acquisition") with PB PubCrawl.com, LLC (“PubCrawl”), a California limited liability company, whereby the Company acquired a 100% interest in the member shares of PubCrawl in exchange for 5,000,000 common shares of the Company. Subsequent to the Acquisition, the sole member of PubCrawl owned 100% of the issued and outstanding common shares of the Company. The acquisition of PubCrawl by the Company was accounted for in accordance with ASC 805-50, Related Issues , as the companies were under common control prior to the acquisition. The assets, liabilities, and operations of the acquired entity, PubCrawl, have been brought forward at their carrying value and consolidated as though the acquisition occurred on the date of inception .. As a result of the Acquisition, our principal business became the business of PubCrawl, which is more fully described below.

We are an Internet-based company specializing in providing information on Happy Hours, drink specials, nightly specials and “pub crawls” for bars and restaurants in San Diego, California. A “pub crawl” as used throughout this statement refers to an organized event whereby a group of people collectively visit multiple bars in a single night. Pbpubcrawl.com was launched January 6, 2010 as an informational website for people in the Pacific Beach and Mission Beach areas of San Diego, CA. The website contains information on the bars and restaurants in the Pacific and Mission Beach areas, and offers these bars and restaurants a chance to showcase their businesses at reasonable advertising costs. We believe that our success will depend on our ability to provide updated information to our viewers, and expand our advertising clientele. We intend to expand our business to include websites in multiple areas across the United States, and build a reputation as a leading informational website and provide great advertising services to the bars and restaurants that we feature.

Our goal at Pub Crawl Holdings, Inc. is to be the nation’s leading informational website for Happy Hours, drink specials, and nightly specials throughout the United States. We want to provide our viewers with every piece of information needed to have a great night out in their area, as well as the tools required to easily plan a pub crawl in their area with just a few easy steps. We also plan to provide bars and restaurants with affordable advertising packages to enable them to feature their businesses on our websites. It is important that our Company provides affordable advertising options which allow businesses to feature their establishments on our website, thus accessible by our viewers.

The Company’s first website, pbpubcrawl.com, was started as a market test website. The market that pbpubcrawl.com focuses on is the Pacific Beach and Mission Beach areas of San Diego, CA. This particular area has a very dense population of bars and restaurants, and attracts many college students and tourists. To date, we have received minimal advertising monies and pub crawl fees from clients. Since inception to September 30, 2010, the Company has earned $700 in revenues and accumulated $52,972 in net losses. However, pbpubcrawl.com has been very well received within its target market, and has had growing numbers of website viewers and pub crawl requests each month since we launched the website. We believe that our great reviews and growing popularity will continue and lead to more advertising clients. As we expand our websites to include more areas throughout the nation, we will have to analyze the demographics of each specific area, and change our marketing strategies to fit each location. We will market our websites to people within each specific area in which we maintain our websites.

Our industry is highly competitive and always changing. As the use of the Internet continues to grow, more and more companies look to advertise on websites within their direct market. Since the bar and restaurant industry in the United States is very competitive, there is a large need for business owners to advertise and market in as many ways as possible. There is amazing growth potential; however, there are growing numbers of competitors creating websites which offer similar services.

We believe that having Mr. Peter Kremer as our sole officer and director, gives us a competitive advantage over our competition. Mr. Kremer has extensive knowledge of creating and developing websites, as well as extensive business sense, which has allowed him to establish contacts at most of the bars and restaurants within our test market. During our start-up phase, we have been able to maintain low overhead costs because Mr. Kremer has designed and developed our initial website, and has continued to develop our business and marketing strategies. We now plan to use the design and layout of pbpubcrawl.com as a template for all of our future websites. The success of our company will rely on Mr. Kremer’s continued hard work, and his ability to seek out qualified sales and marketing consultants to grow our Company within new markets.

We are currently a development stage company and to date we have recorded limited revenue through our wholly-owned subsidiary, PubCrawl. Our initial operations have been funded by a $75,000 promissory note. Accordingly, our independent registered public accountant has issued a comment regarding our ability to continue as a going concern (please refer to the footnotes to the financial statements). Currently, our operating costs are quite minimal, and our monthly revenues from pbpubcrawl.com provide enough cash for the upkeep of the website. However, until such time that we are able to establish a consistent flow of revenues from our operations sufficient to sustain our planned growth and marketing strategy, management intends to rely primarily upon debt financing as needed to supplement the cash flows generated by the sale of our advertising and services.

If 100% of the offered shares are sold we will receive the maximum proceeds of $119,500, after offering expenses have been deducted. If the maximum amount of funds are raised, we intend to design, develop and market our new and existing website domains as well as purchase websites in different markets across the United States. We believe that research and development will play a key role in growing our business to new areas. We may have to pay consultants to research each new area in which we expand to attain all of the content and information that will be uploaded onto new websites. If 75% of the offered shares are sold we will receive $82,000 after offering expenses have been deducted. We would still focus on business development through our website, research and development efforts, and marketing of our services. If 50% of the offered shares are sold we would receive $44,500 after expenses. If we sell 20% or less of our shares under the offering, we will not have sufficient proceeds to cover our offering expenses and we will have to pay the remainder of such expenses out of current cash, additional financing and/or any revenues we receive. In this instance, we will continue our current operations and likely have to seek out additional capital from alternate sources to execute our business plan. If such funds are not available our business would likely fail and any investment would be lost.

During the following twelve month period, we anticipate that we will continue to generate greater revenues to cover our operating costs and hopefully begin our planned growth strategy. We anticipate based on our current cash and working capital and our planned expenses that we will be able to continue our current operations for the next 10 to 12 months without additional financing. However, to initiate our growth and expansion throughout the nation, we will require additional financing. We believe that debt financing from third parties will not be an alternative for funding of our planned activities as we do not have tangible assets to secure any debt financing. We anticipate that additional funding will be in the form of debt financing from our friends and family or from existing business acquaintances. At this point we have not received any firm commitments or indications from any family, friends or business acquaintances regarding any potential investment in the Company. We may also seek to obtain equity financing from the sale of our Common Stock or sales of convertible promissory notes that are convertible into shares of our Common Stock. If we do not obtain the necessary additional financing, we will be forced to scale back our plan of operations and our business activities.

SUMMARY OF THIS OFFERING

The Issuer	Pub Crawl Holdings, Inc.

Securities being offered	Up to 3,000,000 shares of Common Stock, our Common Stock is described in further detail in the section of this prospectus titled “DESCRIPTION OF SECURITIES – Common Stock.”

Per Share Price	$0.05

No Public Market

There is no public market for our Common Stock. We cannot give any assurance that the shares being offered will have a market value, or that they can be resold at the offered price if and when an active secondary market might develop, or that a public market for our securities may be sustained even if developed. The absence of a public market for our stock will make it difficult to sell your shares.

We intend to apply to the OTCBB, through a market maker that is a licensed broker dealer, to allow the trading of our Common Stock upon our becoming a reporting entity under the Securities Exchange Act of 1934.

Duration of Offering	The shares are offered for a period not to exceed 180 days, unless extended by our Board of Directors for an additional 90 days.

Number of Shares Outstanding Before the Offering	There are 5,000,000 shares of Common Stock issued and outstanding as of the date of this prospectus, held solely by our Chairman, President and Chief Executive Officer, and Secretary, Peter Kremer.

Registration Costs	We estimate our total costs relating to the registration herein shall be approximately $30,510.70.

Net Proceeds to the Company

The Company is offering 3,000,000 shares of Common Stock, $0.001 par value at an offering price of $0.05 per Share for net proceeds to the Company at $150,000. The full subscription price will be payable at the time of subscription and accordingly, funds received from subscribers in this Offering will be released to the Company when subscriptions are received and accepted.

If the maximum amount of funds is raised, we intend to design, develop and market our new and existing website domains as well as purchase websites in different markets across the United States. If we sell 20% or less of our shares under the offering, we will continue our current operations but will likely have to seek out additional capital from alternate sources to execute our business plan. If such funds are not available, our business would likely fail and any investment would be lost. No assurance can be given that the net proceeds from the total number of shares offered hereby or any lesser net amount will be sufficient to accomplish our goals.

Use of Proceeds	We will use the proceeds to pay administrative expenses, for the implementation of our business growth strategy, and working capital.

Risk Factors

An investment in our Common Stock involves a high degree of risk. You should carefully consider the risk factors set forth under “Risk Factors” section hereunder and the other information contained in this prospectus before making an investment decision regarding our Common Stock.

RISK FACTORS

An investment in our Common Stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our Common Stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Currently, shares of our Common Stock are not publicly traded. In the event that shares of our Common Stock become publicly traded, the trading price of our Common Stock could decline due to any of these risks, and you may lose all or part of your investment. In the event our Common Stock fails to become publicly traded you may lose all or part of your investment.

RISKS RELATED TO THE OFFERING

As there is no minimum for our offering, if only a few persons purchase shares they will lose their money without us being even able to significantly try our business plan.

Since there is no minimum with respect to the number of shares to be sold directly by the Company in its offering, if a limited number of shares are sold, we may not have enough capital to fully implement our business plan. If we are able to sell only 20% of the offered shares, the proceeds of $30,000 may not be sufficient to cover our anticipated offering expenses of approximately $30,500. As such, we may not be able to meet the objectives we state in this prospectus, other corporate milestones that we may set, or avoid a “going concern” modification in future reports of our auditors as to uncertainty with respect to our ability to continue as a going concern. In such an event, it is highly likely that any investment would be lost, since we would not be able to generate any revenue. If we fail to raise sufficient capital, we would expect to have to significantly decrease operating expenses, which will curtail the growth of our business.

Investing in the Company is a highly speculative investment and could result in the loss of your entire investment.

A purchase of the offered shares is significantly speculative and involves significant risks. The offered shares should not be purchased by any person who cannot afford the loss of his or her entire purchase price. The business objectives of the Company are also speculative, and we may be unable to satisfy those objectives. The stockholders of the Company may be unable to realize a substantial return on their purchase of the offered shares, or any return whatsoever, and may lose their entire investment in the Company. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business advisor and/or investment advisor.

We will require financing to achieve our current business strategy and our inability to obtain such financing could prohibit us from executing our business plan and cause us to slow down our expansion of operations.

We will need to raise funds through public or private debt or sale of equity to achieve our business strategy. Our current revenues provide us enough cash to maintain our current operations, yet additional funds will be required to implement our planned business growth strategy. Such financing may not be available when needed. Even if such financing is available, it may be on terms that are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our capital requirements to implement our business strategy will be significant. Moreover, in addition to monies needed to continue operations over the next twelve months, we anticipate requiring additional funds in order to significantly expand our operations as set forth in our plan of operations.

There can be no assurances that such funding will be available to us on terms that would be acceptable and at this time we have no specific details regarding the timing, source or manner in which we will raise any such funds. Accordingly, there can be no assurance that we will be able to obtain financing if and when it is needed on terms we deem acceptable. If we are unable to obtain financing on reasonable terms, we could be forced to delay or scale back our plans for expansion. In addition, such inability to obtain financing on reasonable terms could have a material adverse effect on our business, operating results, or financial condition.

Purchasers in this offering will experience immediate and substantial dilution in the book value of their investment.

The offering price of our Common Stock is substantially higher than the net tangible book value per share of our outstanding Common Stock immediately after this offering. Therefore, if you purchase our Common Stock in this offering and assuming we are able to sell 100% of the shares being offered hereunder, you will incur immediate dilution of $0.03 in net tangible book value per share from the price you paid.

We may need additional capital in the future, and the sale of additional shares or other equity securities could result in additional dilution to our stockholders.

We believe that our current cash and cash equivalents, anticipated cash flow from operations and the net proceeds from this offering will be sufficient to meet our anticipated cash needs for the foreseeable future. We may, however, require additional cash resources due to changed business conditions or other future developments. If our resources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or obtain a credit facility. The sale of additional equity securities could result in additional dilution to our stockholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all.

Because our President, Mr. Peter Kremer, currently owns 100% of our outstanding Common Stock, investors may find that corporate decisions influenced by Mr. Kremer are inconsistent with the best interests of other stockholders.

Mr. Kremer, our President, chief financial officer and sole director, currently owns 100% of the outstanding shares of our Common Stock, and, upon completion of this offering, will own 62.5% of our outstanding Common Stock if the maximum number of shares are sold. Accordingly, he will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. While we have no current plans with regard to any merger, consolidation or sale of substantially all of our assets, the interests of Mr. Kremer may still differ from the interests of the other stockholders.

There is a substantial doubt about our ability to continue as a going concern.

The company has not established a source of revenues sufficient to cover its operating costs, and as such, has incurred an operating loss since inception. At September 30, 2010, the company has only earned minimal amounts of revenue, has no certainty of earning revenues in the future, and has a working capital deficit and an accumulated deficit of $52,972 since inception. These factors, among others, raise substantial doubt about our ability to continue as a going concern. Our ability to generate future revenues will depend on a number of factors, many of which are beyond our control. These factors include general economic conditions, interest rates, market acceptance of our services, and competitive efforts. Due to these factors, we cannot anticipate with any degree of certainty what our revenues will be in future periods.

As such, our independent registered public accountants have expressed substantial doubt about our ability to continue as a going concern. This opinion could materially limit our ability to raise additional funds by issuing new debt or equity securities or otherwise. If we fail to raise sufficient capital when needed, we will not be able to complete our proposed business plan. As a result, we may have to liquidate our business and you may lose your investment. You should consider our independent registered public accountant’s comments when determining if an investment in Pub Crawl Holdings, Inc. is suitable.

You may have limited access to information regarding our business because we are a limited reporting company exempt from many regulatory requirements and our obligations to file periodic reports with the SEC could be automatically suspended under certain circumstances.

The Company will not become a fully reporting company but rather, will be subject to the reporting requirements of Section 15(d) of the Securities Exchange Act of 1934. As of effectiveness of our registration statement of which this prospectus is a part, we will be required to file periodic reports with the SEC which will be immediately available to the public for inspection and copying (see “Where You Can Find More Information” elsewhere in this prospectus). Except during the year that our registration statement becomes effective, these reporting obligations may be automatically suspended under Section 15(d) if we have less than 300 shareholders. If this occurs after the year in which our registration statement becomes effective, we will no longer be obligated to file periodic reports with the SEC and your access to our business information would then be even more restricted. After this registration statement on Form S-1 becomes effective, we will be required to deliver periodic reports to security holders. However, we will not be required to furnish proxy statements to security holders and our directors, officers and principal beneficial owners will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Securities Exchange Act of 1934 until we have both 500 or more security holders and greater than $10 million in assets. This means that your access to information regarding our business will be limited.

RISKS RELATED TO OUR BUSINESS

Because we have a limited operating history to evaluate our Company, the likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delay frequently encountered by an early-stage company.

Since we have a limited operating history it will make it difficult for investors and securities analysts to evaluate our business and prospects. You must consider our prospects in light of the risks, expenses and difficulties we face as an early-stage company with a limited operating history. Investors should evaluate an investment in our Company in light of the uncertainties encountered by early-stage companies in an intensely competitive industry. There can be no assurance that our efforts will be successful or that we will be able to maintain profitability.

The market for Internet advertising is highly competitive and we may be unable to compete successfully.

The market for online advertising is intensely competitive. Online advertising is only one component of the overall U.S. advertising market and thus we must compete with established, larger and better known national and local media platforms. We compete for advertising directly with all media platforms, including radio and television broadcasting, cable and satellite television services, various local print media, billboards and Internet portals and search engines.

We also compete directly with other bar and restaurant advertising companies. We expect these competitors to devote significant financial and operating resources to maintain their respective positions in the online advertising segment. We also expect existing competitors and new entrants to the online advertising business to constantly revise and improve their business models in light of challenges from us or competing media platforms. If we cannot respond effectively to advances by our competitors, our business may be adversely affected.

If advertising on the Internet loses its appeal, our revenue could decline.

Our business model may not continue to be effective in the future for a number of reasons, including the following: the number of advertisements and ad formats on the Web is rapidly increasing; Internet advertisements are, by their nature, limited in content relative to other media; companies may be reluctant or slow to adopt online advertising that replaces, limits or competes with their existing direct marketing efforts; companies may prefer other forms of Internet advertising we do not offer, including certain forms of search engine placements, or pay-per-click ads; companies may reject or discontinue the use of certain forms of online promotions that may conflict with their brand objectives; and, perceived lead quality. If the number of clients who purchase online advertising from us does not continue to grow, we may experience difficulty in attracting publishers, and our revenue could decline.

If we are unable to maintain our account with Google® our business could be adversely affected.

We currently use multiple Google products for pbpubcrawl.com including: Adsense, Adwords, Analytics, Maps, Profiles and Webmaster Tools. While we use Adwords, Analytics, Maps, Profiles and Webmaster Tools for statistical analysis and search engine optimization. As we expand our business to include more websites in multiple locations, Google will be a very important factor in the search engine optimization of our websites, as well as a growing source of revenue. If we were to lose our account with Google, our Company could be adversely affected.

If we are unable to manage our planned growth, our operations could be adversely impacted.

By using pbpubcrawl.com as our first test-market website, we have developed a model that we are confident to take to new locations. The management of such growth will require, among other things, continued development of our financial and management controls and management systems, stringent control of costs on website domain names and hosting packages, diligent management of our network infrastructure and its growth, increased spending associated with marketing activities and acquisition of new advertising clients and pub crawl setup customers, the ability to attract and retain qualified management personnel and the training of new personnel.

In addition, growth will eventually require the expansion of our billing, customer care and website hosting platforms, which will require additional capital expenditures and may divert the time and attention of management personnel who oversee any such expansion. Furthermore, the implementation of any such systems or platforms, including the transition to such systems or platforms from our existing infrastructure, could result in unpredictable technological or other difficulties. Failure to successfully manage our expected growth and development, to enhance our processes and management systems or to timely and adequately resolve any such difficulties could have a material adverse effect on our business, financial condition and results of operations.

Key management personnel may leave the Company, which could adversely affect the ability of the Company to continue operations.

The Company is entirely dependent on the efforts of its President. The loss of him, or of other key personnel in the future, could have a material adverse effect on our business, financial condition and results of operations. The Company does not maintain “key person” life insurance on its officers. Our success will depend on the performance of our President and our ability to attract and motivate other key personnel. In the event that we are unable to retain our President or other personnel, we cannot provide assurance that we would be able to locate and hire qualified replacements.

Because our current President and Chief Executive Officer has other business interests, he may not be able or willing to devote a sufficient amount of time to our business operations, which may cause our business to fail.

Peter Kremer, our President and Chief Executive Officer, currently devotes approximately fifteen to twenty hours per week providing management services to us. While he presently possesses adequate time to attend to our interest s , it is possible that the demands on him from other obligations could increase and a potential conflict of interest could arise, with the result that he would no longer be able to devote sufficient time to the management of our business. The loss of Mr. Kremer to our company could negatively impact our business development.

Under the terms of Mr. Kremer’s Management Agreement, he is not precluded from engaging in any business activities or from performing services on his own account or for the account of others, including companies that may be in competition with the business conducted by the Company. As such, Mr. Kremer’s interests may not always be aligned with those of the Company in other matters. Such internal competition could adversely affect the Company and could cause our revenues to decline.

Our President’s outside business interests could raise potential conflicts of interests between our President and the Company.

In addition to his duties as the President and Chief Executive Officer, and Chairman of the Board of Directors, of Pub Crawl Holdings, Inc., Mr. Kremer also currently serves as Office Manager for Carrillo Huettel, LLP, a law firm based in San Diego, CA. He currently devotes approximately 40 hours per week to Carrillo Huettel, LLP. Mr. Kremer does not anticipate any conflicts of interest in business opportunities that may arise due to his involvement with Carrillo Huettel, LLP. However, should any such conflict of interest arise, we have not established any mechanisms regarding the resolution of any such conflict if it were to arise; accordingly, there is no assurance that any such conflict will be resolved in a manner that would not be adverse to our interest.

Future acquisitions could have adverse consequences on our existing business or assets.

We may acquire online advertising assets and other assets or businesses that we believe will assist our clients in marketing their products and services. Our acquisition strategy involves numerous risks, including:

•

possible failures of our acquisitions to be profitable or to generate anticipated cash flows;

•

entry into markets and geographic areas where we have limited or no experience;

•

potential difficulties in integrating our operations and systems with those of acquired companies;

•

diversion of our management team’s attention away from other business concerns; and

•

loss of key employees of acquired companies or the inability to recruit additional senior management to supplement or replace senior management of acquired companies.

The lack of availability of potential acquisitions at reasonable prices could harm our growth strategy.

We face stiff competition from other online advertising companies for acquisition opportunities. If the prices sought by sellers of these companies were to rise, we may find fewer acceptable acquisition opportunities. In addition, the purchase price of possible acquisitions could require debt or equity financing on our part. Since the terms and availability of this financing depend to a large degree upon general economic conditions and third parties over which we have no control, we can give no assurance that we will obtain the needed financing or that we will obtain such financing on attractive terms. In addition, our ability to obtain financing depends on a number of other factors, many of which are also beyond our control, such as interest rates and national and local business conditions. If the cost of obtaining needed financing is too high or the terms of such financing are otherwise unacceptable in relation to the acquisition opportunity we are presented with, we may decide to forgo that opportunity. Additional indebtedness could increase our leverage and make us more vulnerable to economic downturns and may limit our ability to withstand competitive pressures. Additional equity financing could result in dilution to our stockholders.

It may be difficult to predict our financial performance because our quarterly operating results may fluctuate.

Our revenues and operating results may vary significantly from quarter to quarter due to a variety of factors, many of which are beyond our control. You should not rely on period-to-period comparisons of our results of operations as an indication of our future performance. Our results of operations may fall below the expectations of market analysts and our own forecasts. If this happens, the market price of our Common Stock may fall significantly. The factors that may affect our quarterly operating results include the following:

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fluctuations in demand for our advertising solutions or changes in customer contracts;

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fluctuations in the amount of available advertising space in any given market location;

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the timing and amount of sales and marketing expenses incurred to attract new advertisers;

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fluctuations in sales of different types of advertising (i.e., the amount of advertising sold at higher rates rather than lower rates);

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fluctuations in the cost of online website hosting and domain name retention;

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seasonal patterns in Internet advertisers’ spending;

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worsening economic conditions which cause advertisers to reduce Internet spending and consumers to reduce their purchases of our services;

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changes in the regulatory environment, including regulation of advertising or the Internet, that may negatively impact our marketing practices;

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the timing and amount of expenses associated with litigation, regulatory investigations or restructuring activities, including settlement costs and regulatory penalties assessed related to government enforcement actions;

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the adoption of new accounting pronouncements, or new interpretations of existing accounting pronouncements, that impact the manner in which we account for, measure or disclose our results of operations, financial position or other financial measures; and

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costs related to acquisitions of technologies, websites or businesses.

Expenditures by advertisers also tend to be cyclical, reflecting overall economic conditions as well as budgeting and buying patterns. Any decline in the economic prospects of advertisers or the economy generally may alter advertisers’ current or prospective spending priorities, or may increase the time it takes us to close sales with advertisers, and could materially and adversely affect our business, results of operations and financial condition.

If our computer systems fail to operate effectively in the future, we may incur significant costs to remedy these failures and may sustain reduced revenues.

Our success depends on the continuing and uninterrupted performance of our computer systems. Sustained or repeated system failures that interrupt our ability to provide services to customers, including failures affecting our ability to deliver advertisements quickly and accurately would reduce significantly the attractiveness of our solutions to advertisers and publishers. Our business, results of operations and financial condition could also be materially and adversely affected by any systems damage or failure that impacts data integrity or interrupts or delays our operations. Our computer systems are vulnerable to damage from a variety of sources, including telecommunications failures, power outages and malicious or accidental human acts. Any of the above factors could substantially harm our business resulting in increased costs. Moreover, despite network security measures, our systems are potentially vulnerable to physical or electronic break-ins, computer viruses and similar disruptive problems in part because we cannot control the maintenance and operation of our third-party data centers. Any of these occurrences could cause material interruptions or delays in our business, result in the loss of data, render us unable to provide services to our customers, update website data, and expose us to material risk of loss or litigation and liability. If we fail to address these issues in a timely manner, it may materially damage our reputation and business causing our revenues to decline.

Since we rely on third-party website hosting providers, a failure of service by these providers could adversely affect our business and reputation.

We rely upon third party website hosting providers to host our main websites. In the event that these providers experience any interruption in operations or cease operations for any reason or if we are unable to agree on satisfactory terms for continued hosting relationships, we would be forced to enter into a relationship with other service providers or assume hosting responsibilities ourselves. If we are forced to switch hosting providers, we may not be successful in finding an alternative service provider on acceptable terms or in hosting our domain names and websites ourselves. We may also be limited in our remedies against these providers in the event of a failure of service. In the past, short-term outages have occurred in the service maintained by website hosting providers which could recur.

Our business could be adversely affected by general economic conditions; if we experience low rates of client acquisition or high rates of client turnover, our ability to become profitable will decrease.

Our business could be adversely affected in a number of ways by general economic conditions, including interest rates, consumer credit conditions, unemployment and other economic factors. During economic downturns we may have greater difficulty in gaining new clients within our target market for our services and some of our existing clients may be more likely to terminate service due to an inability to pay. In addition, our rate of client acquisition and client turnover may be affected by other factors, including the size of our new market areas, website hosting performance and reliability issues, our pub crawl service offerings among less-tenured customers we gained as a result of our new market launches, and other competitive factors. Our strategies to acquire new clients and customers and address client turnover may not be successful. A high rate of client turnover or low rate of new client acquisition would reduce revenues and increase the total marketing expenditures required to attract the minimum number of clients required to sustain our business plan which, in turn, could have a material adverse effect on our business, financial condition and results of operations.

Government regulation of the Internet may adversely affect our business and operating results.

We may be subject to additional operating restrictions and regulations in the future. Companies engaging in online search, commerce, advertising and related businesses face uncertainty related to future government regulation of the Internet. Due to the rapid growth and widespread use of the Internet, federal and state governments are enacting and considering various laws and regulations relating to the Internet. Furthermore, the application of existing laws and regulations to Internet companies remains somewhat unclear. Our business and operating results may be negatively affected by new laws, and such existing or new regulations may expose us to substantial compliance costs and liabilities and may impede the growth in use of the Internet.

The application of these statutes and others to the Internet advertising industry is not entirely settled. Further, several existing and proposed federal laws could have an impact on our business:

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The Digital Millennium Copyright Act and its related safe harbor, are intended to reduce the liability of online service providers for listing or linking to third-party websites that include materials that infringe copyrights or other rights of others.

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The CAN-SPAM Act of 2003 and certain state laws are intended to regulate interstate commerce by imposing limitations and penalties on the transmission of unsolicited commercial electronic mail via the Internet.

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There have been several bills introduced in Congress in recent years relating to protecting privacy. As with any change in Presidential administration, especially to one more likely to protect privacy, new legislation in this area may be enacted.

With respect to the subject matter of each of these laws, courts may apply these laws in unintended and unexpected ways. As a Company that provides services over the Internet, we may be subject to an action brought under any of these or future laws governing online services. We may also be subject to costs and liabilities with respect to privacy issues. Several Internet companies have incurred costs and paid penalties for violating their privacy policies. Further, it is anticipated that new legislation may be adopted by federal and state governments with respect to user privacy. Additionally, foreign governments may pass laws which could negatively impact our business or may prosecute us for our products and services based upon existing laws. The restrictions imposed by and cost of complying with, current and possible future laws and regulations related to our business could harm our business and operating results.

RISKS RELATING TO THE COMMON STOCK

The Company’s stock price may be volatile.

The market price of the Company’s Common Stock is likely to be highly volatile and could fluctuate widely in price in response to various potential factors, many of which will be beyond the Company’s control, including the following:

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services by the Company or its competitors;

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additions or departures of key personnel;

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the Company’s ability to execute its business plan;

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operating results that fall below expectations;

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loss of any strategic relationship;

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industry developments;

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economic and other external factors; and

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period-to-period fluctuations in the Company’s financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of the Company’s Common Stock.

As a public company, we will incur substantial expenses.

Upon declared effectiveness of this Registration Statement by the SEC, we will become subject to the information and reporting requirements of the U.S. securities laws. The U.S. securities laws require, among other things, review, audit, and public reporting of our financial results, business activities, and other matters. Recent SEC regulation, including regulation enacted as a result of the Sarbanes-Oxley Act of 2002, has also substantially increased the accounting, legal, and other costs related to becoming and remaining an SEC reporting company. If we do not have current information about our company available to market makers, they will not be able to trade our stock. The public company costs of preparing and filing annual and quarterly reports, and other information with the SEC and furnishing audited reports to stockholders, will cause our expenses to be higher than they would be if we were privately-held. In addition, we are incurring substantial expenses in connection with the preparation of this Registration Statement. These increased costs may be material and may include the hiring of additional employees and/or the retention of additional advisors and professionals. Our failure to comply with the federal securities laws could result in private or governmental legal action against us and/or our sole officer and director, which could have a detrimental effect on our business and finances, the value of our stock, and the ability of stockholders to resell their stock.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

The Financial Industry Regulatory Authority (“FINRA”) has adopted rules that relate to the application of the SEC’s penny stock rules in trading our securities and require that a broker/dealer have reasonable grounds for believing that the investment is suitable for that customer, prior to recommending the investment. Prior to recommending speculative, low priced securities to their non-institutional customers, broker/dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the FINRA believes that there is a high probability that speculative, low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker/dealers to recommend that their customers buy our Common Stock, which may have the effect of reducing the level of trading activity and liquidity of our Common Stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker/dealers may be willing to make a market in our Common Stock, reducing a shareholder’s ability to resell shares of our Common Stock.

We may be exposed to potential risks resulting from new requirements under section 404 of the Sarbanes-Oxley Act of 2002.

In addition to the costs of compliance with having our shares listed on the OTCBB, there are substantial penalties that could be imposed upon us if we fail to comply with all of regulatory requirements. In particular, under Section 404 of the Sarbanes-Oxley Act of 2002 we will be required, beginning with our fiscal year ending June 30, 2010, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting as of the end of fiscal 2010. Furthermore, our independent registered public accounting firm will be required to attest to whether our assessment of the effectiveness of our internal control over financial reporting is fairly stated in all material respects and separately report on whether it believes we have maintained, in all material respects, effective internal control over financial reporting. We have not yet completed our assessment of the effectiveness of our internal control over financial reporting. We expect to incur additional expenses and diversion of management’s time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements.

If a market for our Common Stock does not develop, shareholders may be unable to sell their shares.

A market for our Common Stock may never develop. We intend to contact an authorized OTC Bulletin Board market-maker for sponsorship of our securities on the OTC Bulletin Board. However, there is no guarantee that our shares will be traded on the bulletin board, or, if traded, a public market may not materialize. If our Common Stock is not traded on the bulletin board or if a public market for our Common Stock does not develop, investors may not be able to re-sell the shares of our Common Stock that they have purchased and may lose all of their investment.

The Company’s Common Stock is currently deemed to be “penny stock”, which makes it more difficult for investors to sell their shares.

The Company’s Common Stock is currently subject to the “penny stock” rules adopted under section 15(g) of the Exchange Act. The penny stock rules apply to companies whose common stock is not listed on the NASDAQ Stock Market or other national securities exchange and trades at less than $5.00 per share or that have tangible net worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If the Company remains subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for the Company’s securities. If the Company’s securities are subject to the penny stock rules, investors will find it more difficult to dispose of the Company’s securities.

The elimination of monetary liability against the Company’s existing and future directors, officers and employees under Nevada law and the existence of indemnification rights to the Company’s existing and future directors, officers and employees may result in substantial expenditures by the Company and may discourage lawsuits against the Company’s directors, officers and employees.

The Company’s Articles of Incorporation contain specific provisions that eliminate the liability of directors for monetary damages to the Company and the Company’s stockholders; further, the Company is prepared to give such indemnification to its existing and future directors and officers to the extent provided by Nevada law. The Company may also have contractual indemnification obligations under its employment agreements with its executive officer. The foregoing indemnification obligations could result in the Company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which the Company may be unable to recoup. These provisions and resultant costs may also discourage the Company from bringing a lawsuit against existing and future directors and officers for breaches of their fiduciary duties and may similarly discourage the filing of derivative litigation by the Company’s stockholders against the Company’s existing and future directors and officers even though such actions, if successful, might otherwise benefit the Company and its stockholders.

DETERMINATION OF OFFERING PRICE

As a result of there being no established public market for our shares, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by the Company and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

USE OF PROCEEDS

Our offering is being made in a direct public offering, without the involvement of underwriters or broker-dealers. We will receive up to $150,000 if all of the shares of Common Stock offered by us at $0.05 per share are purchased. We cannot guarantee that we will sell any or all of the shares being offered by us. This is a best efforts offering with no minimum offering amount. The table below estimates our use of proceeds, given the varying levels of success of the offering. We expect that the proceeds will be used primarily to wards business development expenses to continue our business growth.

Offered Shares Sold	Offering Proceeds	Approximate Offering Expenses (1)	Total Net Offering Proceeds	Principal Uses of Net Proceeds
750,000 shares (25%)	$37,500	$30,500	$7,000	New websites Research & Development Marketing Working Capital	$500 $2,500 $3,000 $1,000
1,500,000 shares (50%)	$75,000	$30,500	$44,500	New websites Research & Development Marketing Working Capital	$2,000 $14,000 $16,000 $12,500
2,250,000 shares (75%)	$112,500	$30,500	$82,000	New websites Research & Development Marketing Working Capital	$6,000 $22,500 $32,500 $21,000
3,000,000 shares (maximum)	$150,000	$30,500	$119,500	New websites Research & Development Marketing Working Capital	$8,000 $32,000 $49,000 $30,500

(1) Offering expenses have been rounded to $30,500.

If 100% of the offered shares are sold we will receive the maximum proceeds of $119,500, after offering expenses have been deducted. If the maximum amount of funds is raised, we intend to design, develop and market our new and existing website domains as well as purchase websites in different markets across the United States. We believe that research and development will play a key role in growing our business to new areas. We may have to pay consultants to research each new area in which we expand to attain all of the content and information that will be uploaded onto new websites. We estimate that we would spend up to $89,000 on this aspect of our business development (new websites, research and development and marketing), provided the maximum number of shares is sold. If 75% of the offered shares are sold we will receive $82,000 after offering expenses have been deducted. We would still focus on business development through our website, research and development efforts, and marketing of our services; however we estimate that we would allocate up to $61,000 on this aspect of our business plan in this instance. If 50% of the offered shares are sold we would receive $44,500 after expenses. In this instance we would only be able to allocate $32,000 of our offering proceeds towards business development. If we sell 20% or less of our shares under the offering, we will not have sufficient proceeds to cover our offering expenses and we will have to pay the remainder of such expenses out of current cash, additional financing and/or any revenues we receive. In this instance, we will continue our current operations and likely have to seek out additional capital from alternate sources to execute our business plan. If such funds are not available our business would likely fail and any investment would be lost.

Working capital will be used to pay general administrative expenses, legal expenses and accounting expenses for the next ten to twelve months. Those expenses may increase if we are able to grow our operations and marketing activities. Marketing expenses primarily include costs associated with travel to meet potential customers and joint ventures for our products and services. Marketing expenses also includes development, preparation and printing of marketing materials, such as brochures and catalogs to promote our websites within their target markets.

The funds from this offering will not be used to pay Mr. Peter Kremer, our President, for any services related to activities undertaken to further the success of this offering, whether provided prior to, during, or subsequent to the offering. There can be no assurance that the Company will raise any funds through this offering and if a limited amount of funds are raised, the Company will use such funds according to their best judgment.

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

Pub Crawl Holdings, Inc. has issued and outstanding as of the date of this prospectus 5,000,000 shares of Common Stock. The Company is registering an additional of 3,000,000 shares of its Common Stock for sale at the price of $0.05 per share. There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company’s selling efforts in the offering, Peter Kremer will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Mr. Kremer is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Kremer will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Kremer is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Kremer will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Kremer will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which Pub Crawl Holdings, Inc. has complied. In addition, and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Penny Stock Regulation

Our Common Shares are not quoted on any stock exchange or quotation system. The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, that:

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contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

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contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;

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contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the bid and ask price;

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contains a toll-free telephone number for inquiries on disciplinary actions;

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defines significant terms in the disclosure document or in the conduct of trading penny stocks; and,

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contains such other information and is in such form (including language, type, size, and format) as the SEC shall require by rule or regulation.

The broker-dealer also must provide the customer with the following, prior to proceeding with any transaction in a penny stock:

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bid and offer quotations for the penny stock;

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details of the compensation of the broker-dealer and its salesperson in the transaction;

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the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and,

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monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

DILUTION

We intend to sell 3,000,000 shares of our Common Stock at a price of $0.05 per share. The following table sets forth the number of shares of Common Stock purchased from us, the total consideration paid and the price per share. The table assumes all 3,000,000 shares of common stock will be sold.

	Shares Issued		Total Consideration		Price Per Share
	Number of Shares	Percent	Amount	Percent
Existing Shareholder (1)	5,000,000	62.5%	$5,000	3.2%	$0.001
Purchasers of Shares	3,000,000	37.5%	$150,000	96.8%	$0.05
Total	8,000,000	100%	$155,000	100%

(1)

In connection with the acquisition of PubCrawl on June 14, 2010, the Company authorized the issuance of 5,000,000 shares of its Common Stock, $0.001 par value per share, to Peter Kremer in exchange for Mr. Kremer's membership interest in PubCrawl.

The following table sets forth the difference between the offering price of the shares of our Common Stock being offered by us, the net tangible book value per share, and the net tangible book value per share after giving effect to the offering by us, assuming that 100% and 50% of the offered shares are sold. Net tangible book value per share represents the amount of total tangible assets less total liabilities divided by the number of shares outstanding as of June 30, 2010. Totals may vary due to rounding.

	100% of offered shares are sold	75% of offered shares are sold	50% of offered shares are sold
Offering Price	$0.05 per share	$0.05 per share	$0.05 per share
Net tangible book value at 06/30/10	$(0.00) per share	$(0.00) per share	$(0.00) per share
Net tangible book value after giving effect to the offering	$0.02 per share	$0.01 per share	$0.01 per share
Increase in net tangible book value per share attributable to cash payments made by new investors	$0.02 per share	$0.01 per share	$0.01 per share
Per Share Dilution to New Investors	$0.03 per share	$0.04 per share	$0.04 per share
Percent Dilution to New Investors	60%	75%	75%

If 100% of the offered shares are sold we will receive the maximum proceeds of $119,500, after offering expenses have been deducted If 75% of the offered shares are sold we will receive $82,000 after offering expenses have been deducted. If 50% of the offered shares are sold we would receive $44,500 after expenses. If we sell 20% or less of our shares under the offering, we will not have sufficient proceeds to cover our offering expenses and we will have to pay the remainder of such expenses out of current cash, additional financing and/or any revenues we receive.

DESCRIPTION OF PROPERTY

We currently are using a portion of our Chief Executive Officer’s home as our corporate headquarters, this space is located at 3930 Ingraham Street #101 in San Diego, California 92109, and we are using the space rent-free. As of the date of this filing, we have not sought to move or change our office site. Additional space may be required as we expand our operations. We do not foresee any significant difficulties in obtaining any required additional space. We currently do not own any real property.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 250,000,000 Shares of Common Stock, $0.001 par value per Share. There are no provisions in our charter or Bylaws that would delay, defer or prevent a change in our control. However, there exists such provisions in our charter that may make a change of control more difficult. Such provisions include the ability of our board of directors to issue a series of preferred stock and the limited ability of stockholders to call a special meeting. Special meetings of the shareholders may be called at any time by the Chairman of the Board, the President, or the Secretary, by resolution of the Board of Directors, or at the request in writing of one or more stockholders owning shares in the aggregate entitled to cast at least a majority of the votes at the meeting, such written request to state the purpose or purposes of the meeting and to be delivered to the Chairman of the Board, the President, or the Secretary.  In case of failure to call such meeting within 60 days after such request, such shareholder or shareholders may call the same. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

The holders of our Common Stock have equal ratable rights to dividends from funds legally available if and when declared by our board of directors and are entitled to share ratably in all of our assets available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of our affairs. Our Common Stock does not provide the right to a preemptive, subscription or conversion rights and there is no redemption or sinking fund provisions or rights. Our Common Stock holders are entitled to one non-cumulative vote per share on all matters on which shareholders may vote. Holders of shares of our Common Stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the state of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Preferred Stock

The Company’s Articles of Incorporation authorize the issuance of 10,000,000 shares of Preferred Stock with designations, rights and preferences determined from time to time by our Board of Directors. As of the date hereof there have been no shares of Preferred Stock designated. The following is a summary of the material rights and restrictions associated with our Preferred Stock. This description does not purport to be a complete description of all of the rights of our stockholders and is subject to, and qualified in its entirety by, the provisions of our most current Articles of Incorporation and Bylaws, which are included as exhibits to this Registration Statement.

Our Board of Directors is authorized to determine or alter any or all of the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of preferred stock and, within the limitations or restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares comprising any such series subsequent to the issue of shares of that series, to set the designation of any series, and to provide for rights and terms of redemption, conversion, dividends, voting rights, and liquidation preferences of the shares of any such series.

Dividends

We have not paid any cash dividends to shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants and Options

There are no outstanding warrants or options to purchase our securities.

Transfer Agent and Registrar

Our transfer agent is Action Stock Transfer, 7069 S. Highland Drive, Suite 300, Salt Lake City, UT 84121 and its phone number is (801) 274-1088. The transfer agent is responsible for all record-keeping and administrative functions in connection with the common shares.

INFORMATION WITH RESPECT TO REGISTRANT

THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ TOGETHER WITH THE CONSOLIDATED FINANCIAL STATEMENTS OF PUB CRAWL HOLDINGS, INC. AND THE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS INCLUDED ELSEWHERE IN THIS REGISTRATION STATEMENT ON FORM S-1 THIS DISCUSSION SUMMARIZES THE SIGNIFICANT FACTORS AFFECTING OUR OPERATING RESULTS, FINANCIAL CONDITIONS AND LIQUIDITY AND CASH-FLOW SINCE INCEPTION.

DESCRIPTION OF BUSINESS

Pub Crawl Holdings, Inc. was incorporated in the state of Nevada on May 27, 2010. On June 14, 2010, the Company entered into an Assignment Agreement (the "Acquisition") with PubCrawl, a California limited liability company, whereby the Company acquired a 100% interest in the member shares of PubCrawl in exchange for 5,000,000 common shares of the Company. Subsequent to the Acquisition, the sole member of PubCrawl owned 100% of the issued and outstanding common shares of the Company. The acquisition of PubCrawl by the Company was accounted for in accordance with ASC 805-50, Related Issues , wherein the companies were under common control prior to acquisition .. The assets, liabilities and operations of the acquired entity, PubCrawl, have been brought forward at their carrying value and consolidated as though the acquisition occurred on its inception date .. As a result of the Acquisition, our principal business became the business of PubCrawl, which is more fully described below.

We are an Internet-based company specializing in providing information on Happy Hours, drink specials, nightly specials and pub crawls for bars and restaurants in different areas of the United States. Currently, we are operating through our wholly-owned subsidiary, PubCrawl. Pbpubcrawl.com was started January 6, 2010 as an informational website for people in the Pacific Beach and Mission Beach areas of San Diego, CA. The website contains information on the bars and restaurants in the Pacific and Mission Beach areas, and we offer these bars and restaurants a chance to showcase their businesses at reasonable advertising costs. We believe that our success will depend on our ability to provide updated information to our viewers, and expand our advertising clientele. We intend to expand our Company to include websites in multiple areas across the United States, and build a reputation as a leading informational website and provide great advertising services to the bars and restaurants that we feature.

Our goal at Pub Crawl Holdings, Inc. is to be the nation’s leading informational website for Happy Hours, drink specials, and nightly specials throughout the United States. We want to provide our viewers with every piece of information that they need to have a great night out in their area, as well as the tools to plan a pub crawl in their area in just a couple of easy steps. We also plan to provide bars and restaurants with affordable advertising packages to enable them to feature their businesses on our websites. It is important for our Company to provide affordable advertising options to allow businesses to feature their establishments to our website.

Our first website, pbpubcrawl.com, was started as a market test website. The market that pbpubcrawl.com focuses on is the Pacific Beach and Mission Beach areas of San Diego, CA. This particular area has a very dense population of bars and restaurants, and attracts many college students and tourists. To date, we have received minimal advertising monies and pub crawl fees from clients. However, pbpubcrawl.com has been very well received within its target market, and has had growing numbers of website viewers and pub crawl requests each month since we launched the website. We believe that our great reviews and growing popularity will continue and lead to more advertising clients. As we expand our websites to include more areas throughout the nation, we will have to analyze the demographics of each specific area, and change our marketing strategies to fit each location. We will market our websites to the people within each specific area in which we maintain our websites.

With Mr. Peter Kremer as our sole officer and director, we think that we have a competitive advantage over our competition. Mr. Kremer has extensive knowledge of creating and developing websites, as well as extensive business sense, which has allowed him to established contacts at most of the bars and restaurants within our test market. During our start-up phase, we have been able to maintain low overhead costs because Mr. Kremer has designed and developed our initial website, and he continues to develop our business and marketing strategies. We now plan to use the design and layout of pbpubcrawl.com as a template for all of our future websites. The success of our company will rely on Mr. Kremer’s continued hard work and ability to seek our qualified sales and marketing consultants to grow within new markets.

Products and Services:

Advertising

We believe that the bulk of our revenue will be generated from advertising sales. Accordingly, we have developed affordable advertising options for bars and restaurants, which enables us to work with businesses to provide them with advertising packages to suit their needs. Bars and restaurants are easily able to showcase their business on any day of the week because of the way we have designed and organized the information on our first website. This allows them to bring new clientele into their establishments on nights they have specials.

We have developed a simple, three option solution for advertising placement on our website; however, we can work with bars and restaurants to develop an a la carte package that might better suit their needs. The most basic advertising option for our clients includes a basic listing of their information on our website. With this option, we will include a business’ name, address, telephone number and Happy Hour specials on our main “Happy Hour” page and on each day of the week’s “Directory Page” located on our website. If an advertising client would like to display its bar or restaurant in more depth on our website, we are able to upgrade the most basic advertising package to include featured placement of graphics and logos in multiple areas, and on multiple pages of the website. Our two larger advertising packages also includes an internal page exclusive to any one particular client. This internal page includes more detailed information about the clients’ businesses; including pictures and graphics, every special they offer for every day of the week, a Google® map of their location, and a link to their own external website (when necessary).

Personalized Pub Crawl Setup

Along with providing advertising solutions to bars and restaurants, we also provide a pub crawl setup service to our website viewers. We are able to leverage our knowledge and contact information within the bar and restaurant industry to create personalized pub crawls for paying customers. Within our website, we have created a page entitled ‘Pub Crawls,’ and within this page any user of our website can create their own personalized pub crawl in just a couple of easy steps.

We have developed rules and guidelines for the pub crawls that we setup to make them more appealing to our advertising clients, wherein every pub crawl must have a minimum of ten people, and a pub crawl group must stay at any given location for a minimum of one hour. These guidelines ensure that the bars and restaurants will see an increase in profits while our pub crawls are visiting their establishments. In return for setting the simple guidelines previously discussed and sending to any given bar or restaurant, we ask the bars and restaurants to offer each pub crawl an exclusive special, that only pub crawl participants will receive. Being able to offer each pub crawl exclusive specials at each destination is what gives pbpubcrawl.com the ability to charge for our pub crawl setup service.

Also, the pub crawls that we setup throughout Pacific Beach and Mission Beach are an easy form of advertising for our Company. In order for each person in a pub crawl group to receive the exclusive specials that we acquire for them, they must be wearing a “pbpubcrawl.com” wristband, for which we charge two dollars per wristband. Having groups walking around the local area with our wristbands is not only free advertising for our Company, but we are also making money off of charging each pub crawl participant for each wristband.

Google Adsense® and Affiliate Marketing

To further supplement our income, we have implemented Google AdSense within the pages of pbpubcrawl.com. Google AdSense is a free program that enables website publishers of all sizes to display relevant ads on their websites, and earn money. AdSense gives us access to Google's vast network of advertisers, and uses the content included in our website pages to produce ads that are suited to our audience's interests. Also, Advertisers with Google can target our website based on demographics, vertical, geographic location, or URL. At any given time, Google will place the highest paying, most relevant advertisements into areas throughout our website, predetermined by us. When any viewer of our website clicks on an advertisement provided by AdSense, we receive money based on the advertisement bid. This method of online advertising is called Pay-Per-Click advertising. Daily reports are provided by Google to show information on how many viewers clicked on each advertisement, and how much revenue was generated by each advertisement. We plan to incorporate Adsense into all of our future websites.

We have also established an affiliate account on Commission Junction's Affiliate Marketing Network, also known as the CJ Marketplace. This provides us with opportunities to partner with leading advertisers while having access to millions of links and offers. Through the CJ Marketplace, we act as an independent party that promotes products and services of an advertiser in exchange for a commission on leads or sales. We simply display an advertiser's ads, text links, or product links on our website, in our e-mail campaigns, or in search listings. In return, we are paid a commission by the respective advertiser when a visitor takes a specific action such as filling out a form, subscribing to a service (both lead examples) or making a purchase (a sale). Commission Junction provides transparency by publishing the performance metrics of all advertisers, their respective ads as well as publishers within the CJ Marketplace. Additionally, strategic advice and featured weekly advertiser offers are available to CJ Marketplace publishers.

Since we joined Commission Junction's Affiliate Marketing Network, we have been accepted into six affiliate programs that are relevant to the content of our web, including:

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Mr. Beer® - The Mr. Beer® Affiliate Program allows us to earn 7.5% on all sales originating from our websites.

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Guinness WebStore - The GUINNESS® WebStore is the official online store for licensed Guinness® merchandise. We receive a 10% commission on all sales originating from our websites.

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Absinthe Supply – Absinthe Supply provides a 10% commission for affiliates that sell less than $1000 a month. With sales over $1000 a month they provide a 15% commission, and when sales reach over $2500 a 20% commission is received.

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Compact Appliance – With Compact Appliance, we display their advertisements for Kegorator.com. For every sale originating from our websites, Kegorator.com pays a 5% commission.

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Delivery.com - For every first time customer ordering from Delivery.com that begins their ordering process from our websites, we will receive $5 USD.

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Groupon.com - For every new user purchase through our website, we receive a 10% commission.

We are relatively new to affiliate marketing, and have not generated any revenue to date, but we are confident that as we market our Company, and grow to include numerous websites, we will have greater opportunity to display affiliate advertisements, and generate more steady revenues through Commission Junction. We also plan to expand the number of affiliate programs that we include on our websites.

Initial Setup and Marketing

Pub Crawl Holdings, Inc. will be executing its marketing plan through its wholly owned subsidiaries. Currently our only subsidiary, which is our sole revenue-generating entity, is PubCrawl. We plan to use pbpubcrawl.com as a template for all other websites and subsidiaries that we acquire in the future.

During the start-up phase of pbpubcrawl.com, we have devoted a large part of our time to secondary market research. We have analyzed multiple categories of Internet statistics to help ensure that our business plan would be realistic in its execution. We looked at website search statistics for the larger online search engines, such as Google and Yahoo. We also analyzed the online social media venues in which our potential clients and customers frequently visit. Social media websites such as Facebook®, Twitter® and Myspace® are key components to our core marketing strategy. After analyzing our market research and determining who our target market and potential competitors were, we concluded there is a large market for our website and services, thus we began to form our initial marketing plan to launch pbpubcrawl.com.

The first steps in launching the Company were developing and designing the layout of the current website, pbpubcrawl.com. Extensive research went into obtaining all of the information included in the website, as well as establishing contacts within the industry. Before moving ahead with our marketing plan, we have tried to perfect all aspects of pbpubcrawl.com, to make sure it was ready to be viewed by our potential advertising clients and customers.

Once the design of pbpubcrawl.com was complete, we slowly began conducting primary research to obtain concrete statistics, thus further helping us establish our marketing plan. We created accounts with Google and Yahoo to ensure that pbpubcrawl.com is searchable on the World Wide Web. We have also started preliminary search engine optimization techniques to boost our search rating on Google and Yahoo. We created accounts on social media networks such as Facebook, Myspace and Twitter, and began to brand ourselves within those venues. Using Google, we have implemented Google Analytics, and purchased specialized Internet software to track the traffic to our website. Traffic statistics have proven there is a large market for our services; therefore, we intend to move forward with our marketing strategy.

Our Marketing Strategy

Our marketing strategy is a two-step process whereby we must market to the viewers of our website first, in order to create a credible website with frequent viewers, and then we must market to our potential advertising clients. Our marketing strategy began with word of mouth, which we believe will always be our most important means of promotion. We initially focused on developing our brand name within the bar and restaurant industry and established our website as a great informational tool for viewers to learn about the local bar and restaurant market. In order to effectively continue growing our client and customer base, we intend to continue with the online marketing that we are currently utilizing, and we seek to enhance our print media marketing. We will continue to use the social media websites to brand our services within our target markets. Daily posts on Facebook, Myspace and Twitter help to get us exposure with our potential viewers and pub crawl customers. As our number of website viewers increases, we are able to give our potential advertising clients more statistical information relating to the use of our website.

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To further our marketing, we plan to explore new areas of online marketing. If our finances allow, we intend to seek out a third-party online company to help with the search engine optimization of our current and future websites. This will increase our exposure, and boost our search ratings with the larger search engines. We also plan to begin an opt-in e-mail marketing campaign, whereby we will collect e-mail addresses through our website, and produce weekly informational e-mail blasts to increase exposure. E-mail marketing will allow us to reach out to our existing viewers, and it also creates an alternate advertising medium for our advertising clients to showcase their businesses within our e-mails.

Along with word of mouth and online marketing, we intend to enhance our traditional print media advertising. We have already produced informational business cards, fliers and posters, which we have handed out on the boardwalk in the Pacific and Mission Beach areas of San Diego. We have also distributed our print media to college fraternities and sororities to promote our website and our pub crawl services. After each round of print media we produced and distributed, we have seen an increase in traffic to our website, and have received pub crawl customers from these efforts. We intend to produce more print media and distribute to more potential website viewers and pub crawl customers.

In order to effectively market our current and future websites as leading informational websites, we propose to establish a strong marketing and advertising presence within each local marketplace in which we develop websites. If we generate significant revenues, we intend to implement an advertising and marketing campaign to increase awareness of our Company and to acquire new customers through multiple channels, including traditional and online advertising and direct marketing. We believe that the use of multiple marketing channels reduces reliance on any one source of customers, maximizes brand awareness, and promotes customer acquisition.

Growth Strategy

We have already purchased four new domain names and as part of the Pub Crawl Holdings, Inc. growth strategy we intend to:

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Use three of our newly purchased domain names (obpubcrawl.com, pubcrawlsd.com, and pubcrawldowntown.com) to create websites that will expand within the San Diego market. Because of the great reviews and the template we have created from pbpubcrawl.com, we feel that we will easily expand within San Diego, CA;

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Use our newly purchased domain name (pubcrawlsantabarbara.com) to create a website catered towards the bar and restaurant market of Santa Barbara, CA. This area has a demographic very similar to that of pbpubcrawl.com, which will hopefully allow us transfer our business and marketing plan to this market;

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Attract new clients and customers more quickly than other online advertising providers by providing clients and customers with a plethora of information within our websites, offering affordable advertising options to bars and restaurants and providing additional services to our online viewers;

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Sustain low operating costs by i) utilizing the knowledge and work efforts of Mr. Peter Kremer, our sole officer and director, ii) using independent consultants for demographic research, pub crawls set-up, and advertising sales, rather than hiring full or part-time employees, and iii) utilizing the setup of our first website as a template to easily move into other markets; and

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Deploy our capital more effectively by using our established website, advertising packages, and services as templates to expand our business operations to new website domains and new locations across the United States. This will allow us to reach new advertising clients and new potential customers.

Our Industry

Online advertising includes many forms of promotion that use the Internet and World Wide Web for the express purpose of delivering marketing messages to attract customers. Examples of online advertising include contextual ads on search engine result pages, banner ads, rich media ads, social network advertising, interstitial ads, online classified advertising, advertising networks and e-mail marketing. “Online advertising has grown rapidly and accounts for about 7 percent of US advertising spending.” (Evans, David S., The Economics of the Online Advertising Industry (May 9, 2008). Review of Network Economics, Vol. 7, No. 3, September 2008. See Social Science Research Network : <http://ssrn.com/abstract=1086473>) .. It is projected to increase sharply as more consumers spend time online on their personal computers, and as additional devices such as mobile phones and televisions are connected to the web. The industry is populated by a number of multisided platforms that individually, or in combination, facilitate connecting advertisers to viewers.

The advertising we offer to our clients on our current and future websites are banner ads, which are also referred to as static advertising. The term "static advertising" has frequently been used as a catch-all for any non-dynamic opportunities, including product and/or logo placement within a website. This was the primary form of online advertising until the advent of the pay-per-click ad networks. Static ads allow you to reach every user of any page viewed on a website, regardless of internet connectivity, and they are still the only way to reach users of certain platforms that are not yet enabled for dynamic advertising. The drawback to static advertising is that it is currently impossible to accurately track ad viewing metrics. Static advertisements can be linked to another page to track click through ratios, but that alone does not enable someone to track how often a given ad is actually viewed.

As online advertising has grown, Google’s AdSense has been revolutionary. It has become firmly established as an industry standard for online advertising. In essence, AdSense has made it possible for almost anyone with a web site or blog to earn revenue from advertising, without having to employ sales people or spend valuable time searching for advertisers. Website publishers are able to sign up for an account in just a few minutes. Shortly thereafter, they receive a small snippet of code to include on their web pages. Google will then automatically serve advertisements that are relevant to the content on the publisher's webpages. When someone visits the publisher's site and clicks on one of Google's AdSense advertisements, the publisher earns a fee. Advertisers can pay anywhere from five cents to a hundred dollars per click, and the publisher receives a percentage of that fee.

Affiliate marketing (using one website to drive traffic to another) is also a form of online marketing, which is frequently overlooked by advertisers, yet we have integrated it into our website. Affiliates also play a significant role in e-retailers' marketing strategies. The affiliate program we use provides revenue sharing or cost per sale (CPS) as a compensation method. When visitors click on an ad from an affiliate advertiser they are directed to the advertiser’s website, then if the visitor purchases a product from the advertiser’s website, the affiliate receives a commission. Cost per sale advertising accounts for over 80 percent of online affiliate marketing today.

Competition

The online advertising industry is highly competitive and fragmented and is subject to rapidly changing client demands and preferences. As the use of the Internet grows, our competition gets much stronger. Because Internet use has grown so rapidly, we face growing numbers of competitors trying to brand websites with similar business models as our own. We believe that our success depends in large part upon our ability to anticipate, gauge and respond to changing client demands within each market in which we conduct business. Additionally, we do not have exclusive relationships with our clients, who may also advertise with our competitors. Many of the companies that we compete with may be significantly larger and have substantially greater resources than we do. Companies with whom we consider to be in direct competition include, but are not limited to national Happy Hour websites such as DrHappyHour.com, Happy-Hour.com, as well as some local San Diego Happy Hour websites such as KingofHappyHours.com and OutnSD.com.

These companies may be able to engage in larger scale branding and advertising activities than we can, making them more appealing to potential advertisers. Further, with sufficient financial backing, talented website developers and designers can become competitors within several years of establishing a new website. Also, not only do we compete with other websites for advertising clients, we also compete with traditional forms of advertising. We are competing with every advertising medium for our potential clients’ advertising dollars. Our business depends on our ability to stay up to date with the information that we provide on our websites, as well as on our ability to remain competitive in the areas of quality and price.

Employees/Consultants

As of the date of this filing neither the Company, nor its subsidiary, PubCrawl, has any employees. We have one independent sales representative, and one general business development consultant. We intend to add staff as the Company initiates its development and growth. Any such additions will be made at the judgment of Management to meet the Company's then current needs.

Legal Proceedings

We know of no material, existing or pending legal proceedings against our company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which our director, officer or any affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

MANAGEMENT DISCUSSION AND ANALYSIS

THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ TOGETHER WITH THE CONSOLIDATED FINANCIAL STATEMENTS OF PUB CRAWL HOLDINGS, INC. AND THE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS INCLUDED ELSEWHERE IN THIS REGISTRATION STATEMENT ON FORM S-1.

RESULTS OF OPERATIONS

Results of Operations

For the Three Months ended September 30, 2010

For the three months ended September 30, 2010, the Company earned $335 of revenues and incurred $44,563 of operating expenses, which included $15,000 in consulting fees, $3,000 for management fees payable to the Company’s President and Director at a rate of $1,000 per month, and $24,000 of professional fees relating to the Company’s legal, accounting, and audit fees relating to the S-1 registration process. The Company also incurred interest expense of $1,890 resulting from accrued interest on the $75,000 note payable to a non-related party which is due interest at 10% per annum and due on demand.

For the period from May 27 , 2010 (date of inception) to June 30, 2010

For the period from May 27 , 2010 (date of inception) to June 30, 2010, the Company earned $365 of revenues and incurred $9,109 of operating expenses, which included $1,349 of general expenditures, $1,000 for management fees, $760 of interest expense related to the loan payable, and $6,000 of professional fees relating to the Company’s legal and accounting fees relating to the incorporation and acquisition transaction of PBPubCrawl.com ..

As at September 30 and June 30, 2010, the Company had a loss per share of $0.01 and $nil, respectively.

LIQUIDITY AND CAPITAL RESOURCES

September 30, 2010

As at September 30, 2010, the Company had assets of $35,178 comprised of cash received from debt financing, and had liabilities of $88,150 comprised of an outstanding note payable of $75,000, and accounts payable and accrued liabilities of $13,150. As at September 30, 2010, the Company has an outstanding note payable of $75,000 which is unsecured, due interest at 10% per annum, and due on demand

June 30, 2010

As at June 30, 2010, the Company had assets of $67,155 comprised of cash received from debt financing, and had liabilities of $75,899 comprised of an outstanding note payable of $75,000, and accounts payable and accrued liabilities of $899. As at June 30, 2010, the Company has an outstanding note payable of $75,000 which is unsecured, due interest at 10% per annum, and due on demand.

As part of the acquisition transaction, on June 14, 2010, the Company authorized the issuance of 5,000,000 shares of its common stock to the President of the Company and will pay monthly management fees of $1,000.

Cashflows from Operating Activities

During the three months ended September 30, 2010, the Company used cash flow of $31,977 for operating activities as compared to $ 7,845 during the period from May 27 , 2010 (date of inception) to June 30, 2010. The increase in the cash used for operating activities is attributed to the fact that the Company incurred operating expenditures relating to the SEC registration process which did not commence until after June 30, 2010.

Cashflows from Financing Activities

The Company has not received any cash financing or incurred any financing activities since its inception on May 27, 2010.

Cashflows from Financing Activities

During the three months ended September 30, 2010, the Company did not have any investing activities as compared to the period from May 27, 2010 (date of inception) to June 30, 2010 where the Company received $75,000 of cash flows from the issuance of notes payable, which are unsecured, due interest at 10% per annum, and due on demand.

As at September 30, 2010, the Company has a going concern assumption as the Company has only earned minimal amounts of revenue, has no certainty of earning revenues in the future, has a working capital deficit and an accumulated deficit of $52,972 since inception.

The Company will require additional financing to continue operations–either from management, existing shareholders, or new shareholders through equity financing. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. The financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

If 100% of the offered shares are sold we will receive the maximum proceeds of $119,500, after offering expenses have been deducted. If the maximum amount of funds is raised, we intend to design, develop and market our new and existing website domains as well as purchase websites in different markets across the United States. We believe that research and development will play a key role in growing our business to new areas. We may have to pay consultants to research each new area in which we expand to attain all of the content and information that will be uploaded onto new websites. If 75% of the offered shares are sold we will receive $82,000 after offering expenses have been deducted. We would still focus on business development through our website, research and development efforts, and marketing of our services. If 50% of the offered shares are sold we would receive $44,500 after expenses. If we sell 20% or less of our shares under the offering, we will not have sufficient proceeds to cover our offering expenses and we will have to pay the remainder of such expenses out of current cash, additional financing and/or any revenues we receive. In this instance, we will continue our current operations and likely have to seek out additional capital from alternate sources to execute our business plan. If such funds are not available our business would likely fail and any investment would be lost.

At September 30, 2010, we had cash on hand of $35, 178. If we were to receive no proceeds from this offering, we would be able to finance our current operations for 10-12 months without receiving additional funding. If we raise proceeds from this offering, we will use such proceeds to implement our business plan. The amount of proceeds we receive in part will help determine how much money we can allocate towards our working capital and business development expenses. If we are able to raise the maximum amount of proceeds under this offering, $150,000, our maximum expenses over the next 10 - 12 months following this offering will be approximately $119,500 .. At a very minimum, we require approximately $12,000 of additional funding to conduct our proposed operations for 12 months. This amount takes into account our current cash, our estimated costs of becoming a publicly reporting company and allows us to allocate approximately $7,000 towards working capital, business development, and marketing and advertising for the company.

  These estimates take into account offering expenses of $30,500 for audit fees, legal fees and other expenses which will be paid from the proceeds raised under this offering. These estimates may change significantly depending on the nature of our future business activities and our ability to raise capital from shareholders or other sources. If we are unable to raise sufficient capital, we will not be able to execute our entire growth strategy, thus we will restructure our business development and marketing plan to allot less funding for each. The maximum proceeds from this offering,  along with our current cash will likely allow us to fully operate for at least one year and will give us the capital resources required to cover the material costs with becoming a publicly reporting company. The company anticipates over the next 12 months the cost of being a reporting public company will be approximately $10,000.

Description	Time period	Estimated maximum expenses (100% Offered Shares Sold)
Working Capital	10-12 months	$30,500
Marketing and advertising	10-12 months	$49,000
Business Development	10-12 months	$40,000
Total		$119,500

Critical Accounting Policies

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

We regularly evaluate the accounting policies and estimates that we use to prepare our financial statements. A complete summary of these policies is included in Note 2 of our audited financial statements. In general, management's estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

Recently Issued Accounting Pronouncements

In March 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-11 (ASU 2010-11), “Derivatives and Hedging (Topic 815): Scope Exception Related to Embedded Credit Derivatives.” The amendments in this Update are effective for each reporting entity at the beginning of its first fiscal quarter beginning after June 15, 2010. Early adoption is permitted at the beginning of each entity’s first fiscal quarter beginning after issuance of this Update. The Company does not expect the provisions of ASU 2010-11 to have a material effect on the financial position, results of operations or cash flows of the Company.

In February 2010, the FASB Accounting Standards Update 2010-10 (ASU 2010-10), “Consolidation (Topic 810): Amendments for Certain Investment Funds.” The amendments in this Update are effective as of the beginning of a reporting entity’s first annual period that begins after November 15, 2009 and for interim periods within that first reporting period. Early application is not permitted. The Company’s adoption of provisions of ASU 2010-10 did not have a material effect on the financial position, results of operations or cash flows.

In February 2010, the FASB issued ASU No. 2010-09 “Subsequent Events (ASC Topic 855) “Amendments to Certain Recognition and Disclosure Requirements” (“ASU No. 2010-09”). ASU No. 2010-09 requires an entity that is an SEC filer to evaluate subsequent events through the date that the financial statements are issued and removes the requirement for an SEC filer to disclose a date, in both issued and revised financial statements, through which the filer had evaluated subsequent events. The adoption did not have an impact on the Company’s financial position and results of operations.

In January 2010, the FASB issued an amendment to ASC 505, Equity, where entities that declare dividends to shareholders that may be paid in cash or shares at the election of the shareholders are considered to be a share issuance that is reflected prospectively in EPS, and is not accounted for as a stock dividend. This standard is effective for interim and annual periods ending on or after December 15, 2009 and is to be applied on a retrospective basis. The adoption of this standard is not expected to have a significant impact on the Company’s consolidated financial statements.

In January 2010, the FASB issued an amendment to ASC 820, Fair Value Measurements and Disclosure, to require reporting entities to separately disclose the amounts and business rationale for significant transfers in and out of Level 1 and Level 2 fair value measurements and separately present information regarding purchase, sale, issuance, and settlement of Level 3 fair value measures on a gross basis. This standard, for which the Company is currently assessing the impact, is effective for interim and annual reporting periods beginning after December 15, 2009 with the exception of disclosures regarding the purchase, sale, issuance, and settlement of Level 3 fair value measures which are effective for fiscal years beginning after December 15, 2010. The adoption of this standard is not expected to have a significant impact on the Company’s consolidated financial statements.

In October 2009, FASB issued an amendment to the accounting standards related to the accounting for revenue in arrangements with multiple deliverables including how the arrangement consideration is allocated among delivered and undelivered items of the arrangement. Among the amendments, this standard eliminated the use of the residual method for allocating arrangement considerations and requires an entity to allocate the overall consideration to each deliverable based on an estimated selling price of each individual deliverable in the arrangement in the absence of having vendor-specific objective evidence or other third party evidence of fair value of the undelivered items. This standard also provides further guidance on how to determine a separate unit of accounting in a multiple-deliverable revenue arrangement and expands the disclosure requirements about the judgments made in applying the estimated selling price method and how those judgments affect the timing or amount of revenue recognition. This standard, for which the Company is currently assessing the impact, will become effective on January 1, 2011.

In October 2009, the FASB issued an amendment to the accounting standards related to certain revenue arrangements that include software elements. This standard clarifies the existing accounting guidance such that tangible products that contain both software and non-software components that function together to deliver the product’s essential functionality, shall be excluded from the scope of the software revenue recognition accounting standards. Accordingly, sales of these products may fall within the scope of other revenue recognition standards or may now be within the scope of this standard and may require an allocation of the arrangement consideration for each element of the arrangement. This standard, for which the Company is currently assessing the impact, will become effective on January 1, 2011.

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

Since inception, we have had no changes in or disagreements with our accountants. Our audited financial statements have been included in this Prospectus in reliance upon M&K CPAS, PLLC, Independent Registered Public Accounting Firm, as experts in accounting and auditing.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the name and age of our current director and executive officer. Our Board of Directors appoints our executive officers. Our directors will serve until the earlier occurrence of the election of his or her successor at the next meeting of stockholders, death, resignation or removal by the Board of Directors.

Name	Age	Position
Peter J. Kremer	30	Director, Chairman, President, CEO, CFO, Secretary and Treasurer

Peter J. Kremer – Mr. Kremer graduated from the University of California at Santa Barbara in 2003 with a Bachelor of Arts in Psychology. Over the last few years Pete Kremer has gained knowledge and experience with website design and business start-ups. In 2007 he co-founded and currently is Chief Operating Officer of I am…™ Clothing, a start-up clothing company based in San Diego, CA. During the initial start-up phase of I am…™ Clothing, Mr. Kremer designed and developed a complete e-commerce website for the company. He is currently the owner and operator of PubCrawl, which he began the initial design and development and business plan for in August of 2009. Mr. Kremer devotes approximately 15 – 20 hours per week to the management and growth of PubCrawl because he is currently employed by Carrillo Huettel, LLP, a law firm in San Diego, CA, where he has been their Office Manager since November 1, 2009.

EXECUTIVE COMPENSATION

Summary Compensation Table. The table set forth below summarizes the annual and long-term compensation for services in all capacities to us payable to our sole officer and director for the period from May 27, 2010 (inception) to Jnaury 3, 2011 .. Our board of directors may adopt an incentive stock option plan for our executive officers that would result in additional compensation.

Name and Principal Position	Title	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All other Compensation ($)	Total ($)
Peter Kremer(1)	Chairman, CEO and President	2010	$8,000(2)	$--	-0-	-0-	-0-	-0-	-0-	$8,000

Notes to Summary Compensation Table:

(1)

The Company’s sole officer and director currently devotes approximately 15-20 hours per week to manage the affairs of the Company, including, but not limited to the upkeep of PubCrawl and the research and development associated with expanding the Company to new markets and website domains. Mr. Kremer is the President, CEO, CFO, Secretary, Treasurer and Director of the Company and serves in this capacity pursuant to the terms of the Management Agreement.

(2)

Pursuant to the Management Agreement made effective June 1, 2010, Peter Kremer agreed to act as our President and Chief Executive Officer, and Chairman of the Board of Directors, for a term of one year in exchange for $1,000 per month.

There are no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees, in the event of retirement at normal retirement date, pursuant to any presently existing plan provided or contributed to by the Company or any of its subsidiaries, if any.

Outstanding Equity Awards since Inception:

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested ($)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
None	0	0	0	0	0	0	0	0	0

Long-Term Incentive Plans

We currently have no Long-Term Incentive Plans.

Director Compensation

None.

Security Holders Recommendations to Board of Directors

We welcome comments and questions from our shareholders. Shareholders can direct communications to our Chief Executive Officer, Peter Kremer, at our executive offices. However, while we appreciate all comments from shareholders, we may not be able to individually respond to all communications. We attempt to address shareholder questions and concerns in our press releases and documents filed with the SEC so that all shareholders have access to information about us at the same time. Mr. Kremer collects and evaluates all shareholder communications. All communications addressed to our director and executive officer will be reviewed by Mr. Kremer unless the communication is clearly frivolous.

Code of Ethics

We have adopted a Code of Ethics, which is attached as Exhibit 14.1 hereto.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information at  January 3, 2011, with respect to the beneficial ownership of shares of Common Stock by (i) each person known to us who owns beneficially more than 5% of the outstanding shares of Common Stock (based upon reports which have been filed and other information known to us), (ii) each of our Directors, (iii) each of our Executive Officers and (iv) all of our Executive Officers and Directors as a group. Unless otherwise indicated, each stockholder has sole voting and investment power with respect to the shares shown. As of January 3, 2011, we had 5,000,000 shares of Common Stock issued and outstanding.

Title of class	Name and address of beneficial owner	Amount and Nature of Beneficial Ownership	Percentage of Common Stock (1)
Common Stock	Peter J. Kremer 3930 Ingraham Street #101 San Diego, CA 92109	5,000,000	100%

	Total	5,000,000	100%

(1)

Under Rule 13d-3 promulgated under the Exchange Act, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

We are not aware of any arrangements that could result in a change of control.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Since our inception we have not had any transactions to which we have been a party, in which the amount involved in the transaction exceeds $120,000, and in which any of our directors, executive officers or to our knowledge, beneficial owners of more than 5% of our capital stock had or will have a direct or indirect material interest, other than compensation, termination and change-in-control arrangements, which are described under "Executive Compensation." We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm's-length transactions.

LEGAL MATTERS

The validity of the shares sold by us under this prospectus will be passed upon for us by Carrillo Huettel, LLP in San Diego, California.

EXPERTS

M&K CPAS, PLLC, our independent registered public accountant, has audited our financial statements included in this prospectus and Registration Statement to the extent and for the periods set forth in their audit report. M&K CPAS, PLLC has presented its report with respect to our audited financial statements.

COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation provides that we shall indemnify our directors and officers to the fullest extent permitted by Nevada law and that none of our directors will be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•

for any breach of the director’s duty of loyalty to the Company or its stockholders;

•

for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;

•

under Nevada General Corporation Law for the unlawful payment of dividends; or

•

for any transaction from which the director derives an improper personal benefit.

These provisions require us to indemnify our directors and officers unless restricted by Nevada law and eliminate our rights and those of our stockholders to recover monetary damages from a director for breach of his fiduciary duty of care as a director except in the situations described above. The limitations summarized above, however, do not affect our ability or that of our stockholders to seek non-monetary remedies, such as an injunction or rescission, against a director for breach of his fiduciary duty.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits thereto. Statements contained in this prospectus as to the contents of any contract or other document that is filed as an exhibit to the Registration Statement are not necessarily complete and each such statement is qualified in all respects by reference to the full text of such contract or document. For further information with respect to us and the Common Stock, reference is hereby made to the Registration Statement and the exhibits thereto, which may be inspected and copied at the principal office of the SEC, 100 F Street NE, Washington, D.C. 20549, and copies of all or any part thereof may be obtained at prescribed rates from the Commission’s Public Reference Section at such addresses. Also, the SEC maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. To request such materials, please contact Mr. Peter Kremer, our President and Chief Executive Officer.

PUB CRAWL HOLDINGS INC.

(A Development Stage Company)

Financial Statements

(Expressed in US dollars)

September 30, 2010

(unaudited)

Financial Statement Index

Consolidated Balance Sheets

F–2

Consolidated Statements of Operations

F–3

Consolidated Statements of Cash Flows

F–4

Notes to the Consolidated Financial Statements

F–5

PUB CRAWL HOLDINGS INC.

(A Development Stage Company)

Consolidated Balance Sheets

(unaudited)

	September 30, 2010 $	June 30, 2010 $

ASSETS

Cash	35,178	67,155

Total Assets	35,178	67,155

LIABILITIES

Current Liabilities

Accounts Payable	500	139
Accrued Liabilities	12,650	760
Loan Payable	75,000	75,000

Total Liabilities	88,150	75,899

STOCKHOLDERS’ DEFICIT

Preferred Stock
Authorized: 10,000,000 preferred shares with a par value of $0.001 per share
Issued and outstanding: nil preferred shares	–	–

Common Stock
Authorized: 250,000,000 common shares with a par value of $0.001 per share
Issued and outstanding: 5,000,000 common shares	5,000	5,000

Additional Paid-In Capital	(5,000)	(5,000)

Accumulated Deficit during the Development Stage	(52,972)	(8,744)

Total Stockholders’ Deficit	(52,972)	(8,744)

Total Liabilities and Stockholders’ Deficit	35,178	67,155

(The accompanying notes are an integral part of these financial statements)

PUB CRAWL HOLDINGS INC.

(A Development Stage Company)

Consolidated Statements of Operations

(unaudited)

	For the Three Months Ended September 30, 2010 $	Accumulated from May 27, 2010 (Date of Inception) to September 30, 2010 $

Revenues	335	700

Operating Expenses

Consulting	15,000	15,000
General and administrative	673	2,022
Management fees	3,000	4,000
Professional fees	24,000	30,000
Interest expense	1,890	2,650

Total Operation Expenses	44,563	53,672

Net Loss	(44,228)	(52,972)
Net Earnings per Share – Basic and Diluted	(0.01)
Weighted Average Shares Outstanding – Basic and Diluted	5,000,000

(The accompanying notes are an integral part of these financial statements)

PUB CRAWL HOLDINGS INC.

(A Development Stage Company)

Consolidated Statements of Cashflows

(unaudited)

	For the Three Months Ended September 30, 2010 $	Accumulated from May 27, 2010 (Date of Inception) to September 30, 2010 $

Operating Activities

Net loss for the period	(44,228)	(52,972)

Changes in operating assets and liabilities:

Accounts payable	361	500
Accrued liabilities	11,890	12,650

Net Cash Provided By (Used In) Operating Activities	(31,977)	(39,822)

Financing Activities:

Proceeds from note payable	–	75,000

Net Cash Provided By Investing Activities	–	75,000

Increase (decrease) in Cash	(31,977)	35,178

Cash – Beginning of Period	67,155	–

Cash – End of Period	35,178	35,178

Supplemental Disclosures

Interest paid	–	–
Income tax paid	–	–

(The accompanying notes are an integral part of these financial statements)

PUB CRAWL HOLDINGS INC.

(A Development Stage Company)

Notes to the Consolidated Financial Statements

(Expressed in US dollars)

1.

Nature of Operations and Continuance of Business

Pub Crawl Holdings, Inc. was incorporated in the state of Nevada on May 27, 2010. On June 14, 2010, the Company entered into an Assignment Agreement (the "Acquisition") with PB PubCrawl.com LLC (“PubCrawl”), a California limited liability company, whereby the Company acquired a 100% interest in the member shares of PubCrawl in exchange for 5,000,000 common shares of the Company. The Acquisition was accounted for in accordance with ASC 805-50, Related Issues, as the companies were under common control prior to acquisition.. The Company is a development stage company as defined by FASB guidelines.

Going Concern

These consolidated financial statements have been prepared on a going concern basis, which implies that the Company will continue to realize its assets and discharge its liabilities in the normal course of business. During the period ended September 30, 2010, the Company has recognized revenue of $335, and has an accumulated deficit of $52,972. The continuation of the Company as a going concern is dependent upon the continued financial support from its management, and its ability to identify future investment opportunities and obtain the necessary debt or equity financing, and generating profitable operations from the Company’s future operations. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

2.

Summary of Significant Accounting Policies

a)

Basis of Presentation and Principles of Consolidation

The consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”) and are expressed in U.S. dollars. The financial statements include the accounts of the Company and its subsidiary, PubCrawl, a limited liability company in California. All significant intercompany transactions have been eliminated as part of the consolidation. The Company’s fiscal year end is June 30.

b)

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

c)

Interim Financial Statements

These interim unaudited financial statements have been prepared on the same basis as the annual financial statements and in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the Company’s financial position, results of operations and cash flows for the periods shown. The results of operations for such periods are not necessarily indicative of the results expected for a full year or for any future period.

d)

Cash and cash equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents. As at September 30, 2010 and June 30, 2010, the Company had no cash equivalents.

PUB CRAWL HOLDINGS INC.

(A Development Stage Company)

Notes to the Consolidated Financial Statements

(Expressed in US dollars)

2.

Summary of Significant Accounting Policies (continued)

e)

Revenue Recognition

The Company recognizes revenue from advertising sales through various bars and restaurants. Revenue will be recognized only when the price is fixed and determinable, persuasive evidence of an arrangement exists, the service has been provided, and collectability is assured. The Company is not exposed to any credit risks as amounts are prepaid prior to performance of services.

f)

Basic and Diluted Net Loss per Share

The Company computes net loss per share in accordance with ASC 260, Earnings per Share. ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive. As at September 30, 2010, the Company had no potentially dilutive shares.

g)

Financial Instruments

Pursuant to ASC 820, Fair Value Measurements and Disclosures and ASC 825, Financial Instruments, an entity is required to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 and 825 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 and 825 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash, accounts payable, accrued liabilities, and amounts due to related parties. Pursuant to ASC 820 and 825, the fair value of our cash is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. We believe that the recorded values of all of our other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

f)

Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted ASC 740 “ Accounting for Income Taxes ” as of its inception. Pursuant to ASC 740, the Company is required to compute tax asset benefits for net operating losses carried forward. The potential benefits of net operating losses have not been recognized in this financial statement because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

PUB CRAWL HOLDINGS INC.

(A Development Stage Company)

Notes to the Consolidated Financial Statements

(Expressed in US dollars)

2.

Summary of Significant Accounting Policies (continued)

g)

Recent Accounting Pronouncements

In March 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-11 (ASU 2010-11), “Derivatives and Hedging (Topic 815): Scope Exception Related to Embedded Credit Derivatives.” The amendments in this Update are effective for each reporting entity at the beginning of its first fiscal quarter beginning after June 15, 2010. Early adoption is permitted at the beginning of each entity’s first fiscal quarter beginning after issuance of this Update. The Company does not expect the provisions of ASU 2010-11 to have a material effect on the financial position, results of operations or cash flows of the Company.

In February 2010, the FASB Accounting Standards Update 2010-10 (ASU 2010-10), “Consolidation (Topic 810): Amendments for Certain Investment Funds.” The amendments in this Update are effective as of the beginning of a reporting entity’s first annual period that begins after November 15, 2009 and for interim periods within that first reporting period. Early application is not permitted. The Company’s adoption of provisions of ASU 2010-10 did not have a material effect on the financial position, results of operations or cash flows.

In February 2010, the FASB issued ASU No. 2010-09 “Subsequent Events (ASC Topic 855) “Amendments to Certain Recognition and Disclosure Requirements” (“ASU No. 2010-09”). ASU No. 2010-09 requires an entity that is an SEC filer to evaluate subsequent events through the date that the financial statements are issued and removes the requirement for an SEC filer to disclose a date, in both issued and revised financial statements, through which the filer had evaluated subsequent events. The adoption did not have an impact on the Company’s financial position and results of operations.

In January 2010, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2010-06, “Improving Disclosures about Fair Value Measurements.” ASU No. 2010-06 amends FASB Accounting Standards Codification (“ASC”) 820 and clarifies and provides additional disclosure requirements related to recurring and non-recurring fair value measurements and employers’ disclosures about postretirement benefit plan assets. This ASU is effective for interim and annual reporting periods beginning after December 15, 2009. The adoption of ASU 2010-06 did not have a material impact on the Company’s financial statements.

In January 2010, the FASB issued an amendment to ASC 505, Equity, where entities that declare dividends to shareholders that may be paid in cash or shares at the election of the shareholders are considered to be a share issuance that is reflected prospectively in EPS, and is not accounted for as a stock dividend. This standard is effective for interim and annual periods ending on or after December 15, 2009 and is to be applied on a retrospective basis. The adoption of this standard is not expected to have a significant impact on the Company’s financial statements.

In January 2010, the FASB issued an amendment to ASC 820, Fair Value Measurements and Disclosure, to require reporting entities to separately disclose the amounts and business rationale for significant transfers in and out of Level 1 and Level 2 fair value measurements and separately present information regarding purchase, sale, issuance, and settlement of Level 3 fair value measures on a gross basis. This standard, for which the Company is currently assessing the impact, is effective for interim and annual reporting periods beginning after December 15, 2009 with the exception of disclosures regarding the purchase, sale, issuance, and settlement of Level 3 fair value measures which are effective for fiscal years beginning after December 15, 2010. The adoption of this standard is not expected to have a significant impact on the Company’s financial statements.

In October 2009, FASB issued an amendment to the accounting standards related to the accounting for revenue in arrangements with multiple deliverables including how the arrangement consideration is allocated among delivered and undelivered items of the arrangement. Among the amendments, this standard eliminated the use of the residual method for allocating arrangement considerations and requires an entity to allocate the overall consideration to each deliverable based on an estimated selling price of each individual deliverable in the arrangement in the absence of having vendor-specific objective evidence or other third party evidence of fair value of the undelivered items. This standard also provides further guidance on how to determine a separate unit of accounting in a multiple-deliverable revenue arrangement and expands the disclosure requirements about the judgments made in applying the estimated selling price method and how those judgments affect the timing or amount of revenue recognition. This standard, for which the Company is currently assessing the impact, will become effective on January 1, 2011.

PUB CRAWL HOLDINGS INC.

(A Development Stage Company)

Notes to the Consolidated Financial Statements

(Expressed in US dollars)

2.

Summary of Significant Accounting Policies (continued)

g)

Recent Accounting Pronouncements (continued)

In October 2009, the FASB issued an amendment to the accounting standards related to certain revenue arrangements that include software elements. This standard clarifies the existing accounting guidance such that tangible products that contain both software and non-software components that function together to deliver the product’s essential functionality, shall be excluded from the scope of the software revenue recognition accounting standards. Accordingly, sales of these products may fall within the scope of other revenue recognition standards or may now be within the scope of this standard and may require an allocation of the arrangement consideration for each element of the arrangement. This standard, for which the Company is currently assessing the impact, will become effective on January 1, 2011.

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations

3.

Acquisition of PB PubCrawl.com

Pub Crawl Holdings, Inc. was incorporated in the state of Nevada on May 27, 2010. On June 14, 2010, the Company entered into an Assignment Agreement (the "Acquisition") with PB PubCrawl.com, LLC (“PubCrawl”), a California limited liability company with common management and directors, whereby the Company acquired a 100% interest in the member shares of PubCrawl in exchange for 5,000,000 common shares of the Company. Subsequent to the Acquisition, the sole member of PubCrawl owned 100% of the issued and outstanding common shares of the Company. The acquisition of PubCrawl by the Company was accounted for in accordance with ASC 805-50, Business Combinations – Related Issues , as the companies were under common control prior to the acquisition transaction .. The consolidated financial statements include the accounts of PubCrawl since its inception on June 7, 2010 and the accounts of PubCrawl Holdings Inc. since its inception date of May 27, 2010. The assets and liabilities of the acquired entity have been brought forward at their carrying value on the date of acquisition.

4.

Loan Payable

As at September 30, 2010, the Company owed $75,000 to a non-related company for financing of the Company’s day-to-day operations. The amounts owing are unsecured, due interest at 10% per annum, and due on demand. As at September 30, 2010, the Company recorded accrued interest of $2,651 which has been recorded as accrued liabilities.

5.

Common Shares

On June 14, 2010, the Company issued 5,000,000 founders shares to the President and Director of the Company as part of the transaction to acquire PubCrawl.

6.

Subsequent Events

In accordance with ASC 855, we have evaluated subsequent events through the date of issuance of the financial statements, and did not have any material recognizable subsequent events.

PUB CRAWL HOLDINGS INC.

(A Development Stage Company)

Consolidated Financial Statements

For the Period Ended June 30, 2010

Report of Independent Registered Public Accounting Firm

F-10

Consolidated Balance Sheet

F-11

Consolidated Statement of Operations

F-12

Consolidated Statement of Cash Flows

F-13

Consolidated Statement of Stockholders’ Deficit

F-14

Notes to the Consolidated Financial Statements

F-15

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Pub Crawl Holdings, Inc. (A Development Stage Company)

San Diego, California

We have audited the accompanying balance sheet of Pub Crawl Holdings, Inc. (A Development Stage Company) (the “Company”) as of June 30, 2010 and the related statement of operations, stockholders' deficit and cash flows for the period from May 27, 2010 (inception) to June 30, 2010. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

 We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pub Crawl Holdings, Inc. (A Development Stage Company) as of June 30, 2010 and the results of its operations and cash flows for the period described above in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has not established a source of revenues sufficient to cover its operating costs, and as such, has incurred an operating loss since its inception. These matters raise substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that may result should the Company be unable to continue as a going concern. See note 2 to the financial statements for further information regarding this uncertainty.

/s/ M&K CPAS, PLLC

www.mkacpas.com

Houston, Texas

October 4, 2010

PUB CRAWL HOLDINGS INC.

(A Development Stage Company)

Consolidated Balance Sheet

June 30, 2010 $

ASSETS

Cash	67,155

Total Assets	67,155

LIABILITIES

Current Liabilities

Accounts Payable	139
Accrued Liabilities	760
Loan Payable	75,000

Total Liabilities	75,899

STOCKHOLDERS’ DEFICIT

Preferred Stock
Authorized: 10,000,000 preferred shares with a par value of $0.001 per share
Issued and outstanding: nil preferred shares	–

Common Stock
Authorized: 250,000,000 common shares with a par value of $0.001 per share
Issued and outstanding: 5,000,000 common shares	5,000

Additional Paid-In Capital	(5,000)

Accumulated Deficit during the Development Stage	(8,744)

Total Stockholders’ Deficit	(8,744)

Total Liabilities and Stockholders’ Deficit	67,155

PUB CRAWL HOLDINGS INC.

(A Development Stage Company)

Consolidated Statement of Operations

For the Period from May 27, 2010 (Date of Inception) to June 30, 2010 $

Revenues	365

Operating Expenses

General and Administrative	8,349
Interest Expense	760

Total Operation Expenses	9,109

Net Loss	(8,744)
Net Earnings per Share – Basic and Diluted	–
Weighted Average Shares Outstanding – Basic and Diluted	5,000,000

PUB CRAWL HOLDINGS INC.

(A Development Stage Company)

Consolidated Statement of Cashflows

For the Period from May 27, 2010 (Date of Inception) to June 30, 2010 $

Operating Activities

Net loss for the period	(8,744)

Changes in operating assets and liabilities:

Accounts payable	139
Accrued liabilities	760

Net Cash Provided By Operating Activities	(7,845)

Financing Activities:

Proceeds from note payable	75,000

Net Cash Provided By Investing Activities	75,000

Increase in Cash	67,155

Cash – Beginning of Period	–

Cash – End of Period	67,155

Supplemental Disclosures

Interest paid	–
Income tax paid	–

PUB CRAWL HOLDINGS INC.

(A Development Stage Company)

Consolidated Statement of Stockholders’ Deficit

From May 27, 2010 (Date of Inception) to June 30, 2010

	Common Stock		Additional
			Paid-in	Accumulated
	Shares	Par Value	Capital	Deficit	Total
	#	$	$	$	$

Balance – May 27, 2010 (Date of Inception)	–	–	–	–	–

Founders shares issued	5,000,000	5,000	(5,000)	–	–

Net loss for the period	–	–	–	(8,744)	(8,744)
	–	–
Balance – June 30, 2010	5,000,000	5,000	(5,000)	(8,744)	(8,744)

PUB CRAWL HOLDINGS INC.

(A Development Stage Company)

Notes to the Consolidated Financial Statements

1.

Nature of Operations and Continuance of Business

Pub Crawl Holdings, Inc. was incorporated in the state of Nevada on May 27, 2010. On June 14, 2010, the Company entered into an Assignment Agreement (the "Acquisition") with PB PubCrawl.com, LLC (“PubCrawl”), a California limited liability company, whereby the Company acquired a 100% interest in the member shares of PubCrawl in exchange for 5,000,000 common shares of the Company. The Acquisition was accounted for in accordance with ASC 805-50, Related Issues, as the companies were under common control prior to acquisition.. The Company is a development stage company as defined by FASB guidelines

Going Concern

These financial statements have been prepared on a going concern basis, which implies that the Company will continue to realize its assets and discharge its liabilities in the normal course of business. As at June 30, 2010, the Company has recognized revenue of $365, and has an accumulated deficit of $8,744. The continuation of the Company as a going concern is dependent upon the continued financial support from its management, and its ability to identify future investment opportunities and obtain the necessary debt or equity financing, and generating profitable operations from the Company’s future operations. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

2.

Summary of Significant Accounting Policies

a)

Basis of Presentation

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”) and are expressed in U.S. dollars. The Company’s fiscal year end is June 30.

b)

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

c)

Cash and cash equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents. As at June 30, 2010, the Company had no cash equivalents.

d)

Revenue Recognition

The Company recognizes revenue from advertising sales through various bars and restaurants. Revenue will be recognized only when the price is fixed and determinable, persuasive evidence of an arrangement exists, the service has been provided, and collectability is assured. The Company is not exposed to any credit risks as amounts are prepaid prior to performance of services.

PUB CRAWL HOLDINGS INC.

(A Development Stage Company)

Notes to the Consolidated Financial Statements

2.

Summary of Significant Accounting Policies (continued)

e)

Basic and Diluted Net Loss per Share

The Company computes net loss per share in accordance with ASC 260, Earnings per Share. ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive. As at June 30, 2010, the Company had no potentially dilutive shares.

f)

Financial Instruments

Pursuant to ASC 820, Fair Value Measurements and Disclosures and ASC 825, Financial Instruments, an entity is required to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 and 825 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 and 825 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash, and amounts due to related parties. Pursuant to ASC 820 and 825, the fair value of our cash is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. We believe that the recorded values of all of our other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

g)

Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted ASC 740 “Accounting for Income Taxes” as of its inception. Pursuant to ASC 740, the Company is required to compute tax asset benefits for net operating losses carried forward. The potential benefits of net operating losses have not been recognized in this financial statement because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

PUB CRAWL HOLDINGS INC.

(A Development Stage Company)

Notes to the Consolidated Financial Statements

2.

Summary of Significant Accounting Policies (continued)

h)

Recent Accounting Pronouncements

In February 2010, the FASB Accounting Standards Update 2010-10 (ASU 2010-10), “Consolidation (Topic 810): Amendments for Certain Investment Funds.” The amendments in this Update are effective as of the beginning of a reporting entity’s first annual period that begins after November 15, 2009 and for interim periods within that first reporting period. Early application is not permitted. The Company’s adoption of provisions of ASU 2010-10 did not have a material effect on the financial position, results of operations or cash flows.

In February 2010, the FASB issued ASU No. 2010-09 “Subsequent Events (ASC Topic 855) “Amendments to Certain Recognition and Disclosure Requirements” (“ASU No. 2010-09”). ASU No. 2010-09 requires an entity that is an SEC filer to evaluate subsequent events through the date that the financial statements are issued and removes the requirement for an SEC filer to disclose a date, in both issued and revised financial statements, through which the filer had evaluated subsequent events. The adoption did not have an impact on the Company’s financial position and results of operations.

In January 2010, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2010-06, “Improving Disclosures about Fair Value Measurements.” ASU No. 2010-06 amends FASB Accounting Standards Codification (“ASC”) 820 and clarifies and provides additional disclosure requirements related to recurring and non-recurring fair value measurements and employers’ disclosures about postretirement benefit plan assets. This ASU is effective for interim and annual reporting periods beginning after December 15, 2009. The adoption of ASU 2010-06 did not have a material impact on the Company’s financial statements.

In January 2010, the FASB issued an amendment to ASC 505, Equity, where entities that declare dividends to shareholders that may be paid in cash or shares at the election of the shareholders are considered to be a share issuance that is reflected prospectively in EPS, and is not accounted for as a stock dividend. This standard is effective for interim and annual periods ending on or after December 15, 2009 and is to be applied on a retrospective basis. The adoption of this standard is not expected to have a significant impact on the Company’s financial statements.

In January 2010, the FASB issued an amendment to ASC 820, Fair Value Measurements and Disclosure, to require reporting entities to separately disclose the amounts and business rationale for significant transfers in and out of Level 1 and Level 2 fair value measurements and separately present information regarding purchase, sale, issuance, and settlement of Level 3 fair value measures on a gross basis. This standard, for which the Company is currently assessing the impact, is effective for interim and annual reporting periods beginning after December 15, 2009 with the exception of disclosures regarding the purchase, sale, issuance, and settlement of Level 3 fair value measures which are effective for fiscal years beginning after December 15, 2010. The adoption of this standard is not expected to have a significant impact on the Company’s financial statements.

In October 2009, FASB issued an amendment to the accounting standards related to the accounting for revenue in arrangements with multiple deliverables including how the arrangement consideration is allocated among delivered and undelivered items of the arrangement. Among the amendments, this standard eliminated the use of the residual method for allocating arrangement considerations and requires an entity to allocate the overall consideration to each deliverable based on an estimated selling price of each individual deliverable in the arrangement in the absence of having vendor-specific objective evidence or other third party evidence of fair value of the undelivered items. This standard also provides further guidance on how to determine a separate unit of accounting in a multiple-deliverable revenue arrangement and expands the disclosure requirements about the judgments made in applying the estimated selling price method and how those judgments affect the timing or amount of revenue recognition. This standard, for which the Company is currently assessing the impact, will become effective on January 1, 2011.

In October 2009, the FASB issued an amendment to the accounting standards related to certain revenue arrangements that include software elements. This standard clarifies the existing accounting guidance such that tangible products that contain both software and non-software components that function together to deliver the product’s essential functionality, shall be excluded from the scope of the software revenue recognition accounting standards. Accordingly, sales of these products may fall within the scope of other revenue recognition standards or may now be within the scope of this standard and may require an allocation of the arrangement consideration for each element of the arrangement. This standard, for which the Company is currently assessing the impact, will become effective on January 1, 2011.

PUB CRAWL HOLDINGS INC.

(A Development Stage Company)

Notes to the Consolidated Financial Statements

2.

Summary of Significant Accounting Policies (continued)

h)

Recent Accounting Pronouncements (continued)

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations

3.

Acquisition of PB PubCrawl.com LLC

Pub Crawl Holdings, Inc. was incorporated in the state of Nevada on May 27, 2010. On June 14, 2010, the Company entered into an Assignment Agreement (the "Acquisition") with PB PubCrawl.com, LLC (“PubCrawl”), a California limited liability company with common management and directors, whereby the Company acquired a 100% interest in the member shares of PubCrawl in exchange for 5,000,000 common shares of the Company. Subsequent to the Acquisition, the sole member of PubCrawl owned 100% of the issued and outstanding common shares of the Company. The acquisition of PubCrawl by the Company was accounted for in accordance with ASC 805-50, Business Combinations – Related Issues , as the companies were under common control prior to the acquisition transaction. The consolidated financial statements include the accounts of PubCrawl since its inception on June 7, 2010 and the accounts of PubCrawl Holdings Inc. since its inception date of May 27, 2010. The assets and liabilities of the acquired entity have been brought forward at their carrying value on the date of acquisition.

4.

Loan Payable

As at June 30, 2010, the Company owed $75,000 to a non-related company for financing of the Company’s day-to-day operations. The amounts owing are unsecured, due interest at 10% per annum, and due on demand. As at June 30, 2010, the Company recorded accrued interest of $760 which has been recorded as accrued liabilities.

5.

Common Shares

On June 14, 2010, the Company issued 5,000,000 founders shares to the President and Director of the Company as part of the transaction to acquire PubCrawl.

6.

Income Taxes

The Company has $8,744 of net operating losses carried forward to offset taxable income in future years which expire commencing in fiscal 2030. The income tax benefit differs from the amount computed by applying the US federal income tax rate of 34% to net loss before income taxes for the year ended June 30, 2010 and had no uncertain tax positions as at June 30, 2010:

June 30, 2010 $

Net loss before taxes	(8,744)
Statutory rate	34%

Computed expected tax recovery	2,973
Valuation allowance	(2,973)

Income tax provision	–

7.

Subsequent Events

In accordance with ASC 855, we have evaluated subsequent events through October 4, 2010, the date of issuance of the financial statements, and did not have any material recognizable subsequent events.

PROSPECTUS

PUB CRAWL HOLDINGS, INC.

3930 Ingraham Street #101

San Diego, CA 92109

(619) 508-9000

3,000,000 SHARES OF COMMON STOCK

DEALER PROSPECTUS DELIVERY OBLIGATION

Until _______________, 20___, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

January ______, 2011 ..

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. All such expenses will be paid by us.

Securities and Exchange Commission Registration Fee	$10.70
Audit Fees and Expenses	$9,000.00
Legal Fees and Expenses	$20,000.00
Transfer Agent and Registrar Fees and Expenses	$500.00
Miscellaneous Expenses	$1,000.00
Total	$30,510.70*
* Estimate Only

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The sole officer and director of the Company is indemnified as provided by the Nevada Revised Statutes and the Bylaws of the Company. Unless specifically limited by a corporation’s articles of incorporation, Nevada law automatically provides directors with immunity from monetary liabilities. The Company’s Articles of Incorporation do not contain any such limiting language. Excepted from that immunity are:

a.

willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director has a material conflict of interest;

b.

a violation of criminal law unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful;

c.

a transaction from which the director derived an improper personal profit; and

d.

willful misconduct.

The Articles of Incorporation provide that the Company will indemnify its officer, director, legal representative, and persons serving at the request of the Company as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise to the fullest extent legally permissible under the laws of the State of Nevada against all expenses, liability and loss (including attorney’s fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by that person as a result of that connection to the Company. This right of indemnification under the Articles is a contract right which may be enforced in any manner by such person and extends for such persons benefit to all actions undertaken on behalf of the Company.

The Bylaws of the Company provide that the Company will indemnify its director and officer to the fullest extent not prohibited by Nevada law; provided, however, that the Company may modify the extent of such indemnification by individual contracts with its directors and officers; and, provided, further, that the Company shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the Company, (iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under Nevada law or (iv) such indemnification is required to be made pursuant to the Bylaws.

The Bylaws of the Company provide that the Company will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the Company, or is or was serving at the request of the Company as a director or executive officer of another Company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under the Bylaws of the Company or otherwise.

The Bylaws of the Company provide that no advance shall be made by the Company to an officer of the Company (except by reason of the fact that such officer is or was a director of the Company in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Company.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

Set forth below is information regarding the issuance and sales of securities without registration since inception.

On June 14, 2010, the Company issued 5,000,000 shares of the Company's Common Stock at $0.001 in connection with the acquisition of PubCrawl. The shares were issued pursuant Section 4(2) of the Securities Act of 1933, as amended, as they were transactions by an issuer not involving a public offering.

On August 5, 2010, the Company issued a 10% Promissory Note, in the principal amount of $75,000 to Sun Valley Investments to evidence funds previously loaned by Sun Valley Investments to the Company. The $75,000 principal amount underlying the Promissory Note is due and payable on demand upon 10 days written notice from Sun Valley Investments and accrues interest at the rate of 10% per annum. The Company made the offer and sale in reliance on the exemption from registration afforded by Section 4(2) to the Securities Act of 1933, as amended, on the basis that the securities were offered and sold in a non-public offering to a “sophisticated investor” who had access to registration-type information about the Company. No commission was paid in connection with the sale of the promissory note.

The Company did not use any underwriters with respect to the foregoing sales of its Common Stock. We did not, nor did any person acting on our behalf, offer or sell the securities by any form of general solicitation or general advertising.

Pursuant to certain applicable limitations on resale, we exercised reasonable care to assure that purchasers were not underwriters within the meaning of section 2(11) of the Act by inquiring of each and every purchaser the following: (1) that each purchaser was purchasing the securities for the purchaser's own account for investment purposes and not with a view towards distribution, and (2) that each purchaser had no arrangement or intention to sell the securities. Further, written disclosure was provided to each purchaser prior to the sale that the securities have not been registered under the Act and, therefore, cannot be resold unless the securities are registered under the Act or unless an exemption from registration is available.

All securities sold contained a restrictive legend on the share certificate stating that the securities have not been registered under the Act and setting forth, or referring to the restrictions on transferability and sale of the securities.

ITEM 16. EXHIBITS

The following is a list of exhibits filed as part of this Registration Statement. Where so indicated by footnote, exhibits which were previously filed are incorporated herein by reference. Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Exhibit Number	Description
3.1	Articles of Incorporation of Pub Crawl Holdings, Inc. (2)
3.2	Bylaws of Pub Crawl Holdings, Inc. (2)
4.1	Specimen Stock Certificate (2)
5.1	Opinion of Carrillo Huettel, LLP, re: the legality of the shares being registered (1)
10.1	Assignment Agreement between the Company, Peter Kremer, and PBPubCrawl.com, LLC (2)
10.2	Promissory Note between the Company and Sun Valley Investments (2)
10.3	Form of Management Agreement between the Company and its CEO (2)
10.4	Consulting Agreement between the Company and Voltaire Gomez (2)
14.1	Code of Ethics (2)
21.1	List of Subsidiaries(2)
23.1	Auditor Consent (1)
23.2	Consent of Carrillo Huettel, LLP (included in Exhibit 5.1)

(1)

Filed herewith.

(2)

Filed previously.

ITEM 17.

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1.

To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

(a)

Include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c)

Include any additional or changed material information on the plan of distribution.

2.

To, for the purpose of determining any liability under the Securities Act, treat each post-effective amendment as a new Registration Statement relating to the securities offered herein, and to treat the offering of such securities at that time to be the initial bona fide offering thereof.

3.

To remove from registration, by means of a post-effective amendment, any of the securities being registered hereby that remain unsold at the termination of the offering.

4.

For determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)

Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(b)

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(c)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and,

(d)

 Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our director, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our director, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our director, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

For the purposes of determining liability under the Securities Act for any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a Registration Statement relating to an offering, other than Registration Statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 13th day of January, 2011 ..

PUB CRAWL HOLDINGS, INC.

By:	/s/ Peter J. Kremer
Name:	Peter J. Kremer
Title:	President, Chief Executive Officer and Chief Financial Officer, and Principal Accounting Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter Kremer, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-1 of Pub Crawl Holdings, Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Peter J. Kremer Peter J. Kremer	President, Chief Executive Officer and Chief Financial Officer, and Principal Accounting Officer	January 13, 2011

EXHIBIT INDEX

Exhibit Number	Description
3.1	Articles of Incorporation of Pub Crawl Holdings, Inc. (2)
3.2	Bylaws of Pub Crawl Holdings, Inc. (2)
4.1	Specimen Stock Certificate (2)
5.1	Opinion of Carrillo Huettel, LLP, re: the legality of the shares being registered (1)
10.1	Assignment Agreement between the Company, Peter Kremer, and PBPubCrawl.com, LLC (2)
10.2	Promissory Note between the Company and Sun Valley Investments (2)
10.3	Form of Management Agreement between the Company and its CEO (2)
10.4	Consulting Agreement between the Company and Voltaire Gomez (2)
14.1	Code of Ethics (2)
21.1	List of Subsidiaries(2)
23.1	Auditor Consent (1)
23.2	Consent of Carrillo Huettel, LLP (included in Exhibit 5.1)

(1)

Filed herewith.

(2)

Filed previously.